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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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NTL INCORPORATED
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NTL INCORPORATED

909 Third Avenue, Suite 2863
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 19, 2005

To Our Stockholders:

        The annual meeting of stockholders of NTL Incorporated will be held at 9:15 a.m., local time, on Thursday, May 19, 2005, at the Four Seasons Hotel at 57 East 57th Street, New York, New York 10022 for the following purposes:

  1.
  To elect three Class III directors to hold office until the annual meeting of stockholders that is to be held in 2008 and until their respective successors are duly elected and qualify;

  2.
  To ratify the appointment by the audit committee of Ernst & Young LLP as independent auditors for the year ending December 31, 2005;

  3.
  To adopt the share issuance feature of the NTL Group 2005 Bonus Scheme;

  4.
  To adopt the share issuance feature of the ntl Long-Term Incentive Plan; and

  5.
  To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

        Holders of our common stock as of the close of business on April 11, 2005 will be entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements of the annual meeting. The stock transfer books will not be closed. A list of the stockholders entitled to vote at the meeting will be available at our principal executive offices at 909 Third Avenue, Suite 2863, New York, New York 10022, at least ten days prior to the meeting and will also be available for inspection at the meeting.

        It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, you are urged to complete the enclosed proxy and return it in the postage-paid envelope that we have also enclosed. You may revoke any proxy given by you at any time prior to exercise of the proxy.

        Our annual report for 2004 is being mailed together with this proxy material.

By order of the Board of Directors,

James F. Mooney
 Chairman

New York, New York
April 5, 2005

TABLE OF CONTENTS

PROXY STATEMENT	1
PROPOSAL 1 ELECTION OF DIRECTORS	2
Nominees for Director for Terms Expiring in 2008	2
Continuing Directors Whose Terms Expire in 2007	3
Continuing Directors Whose Terms Expire in 2006	3
Executive Officers Who Are Not Directors	4
Independence of Directors	6
Meetings of the Board of Directors	6
Compensation of Directors	6
Staggered Board	6
Board of Directors Committees	6
Compensation Committee Interlocks and Insider Participation	10
Stockholder Communications with the Board of Directors	10
Code of Ethics	10
Director Attendance at Annual Meetings of Stockholders	10
Stockholder Approval	10
Recommendation of the Board of Directors	10
AUDIT COMMITTEE REPORT	11
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	12
Audit Fees	12
Audit Committee's pre-approval policies and procedures	13
Stockholder Approval	13
Recommendation of the Board of Directors	13
PROPOSAL 3 ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL GROUP 2005 BONUS SCHEME	14
New Plan Benefits	15
Equity Compensation Plan Information	16
Stockholder Approval	16
Recommendation of the Board of Directors	16
PROPOSAL 4 ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL LONG TERM INCENTIVE PLAN	17
New Plan Benefits	18
Equity Compensation Plan Information	18
Stockholder Approval	18
Recommendation of the Board of Directors	18
COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION	19
EXECUTIVE COMPENSATION	24
Summary Compensation Table	24
Option Grants for the Fiscal Year Ended December 31, 2004	26
Aggregated Option Exercises for the Fiscal Year Ended December 31, 2004 and Fiscal Year-End Option Values	26
Compensation and Employee Benefit Plans and Arrangements	26
Restricted Stock Grants	35
STOCK PERFORMANCE GRAPH	37
PRINCIPAL STOCKHOLDERS	38
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44
Refinancing Transactions	44
Chapter 11 Reorganization	45
Registration Rights Agreements	45
Relationship with NTL Europe	46
STOCKHOLDER PROPOSALS	48
FORM 10-K	49
OTHER BUSINESS	49
APPENDIX A CHARTER OF THE NOMINATING SUB-COMMITTEE OF THE BOARD OF DIRECTORS	A-1
APPENDIX B NTL GROUP 2005 BONUS SCHEME	B-1

NTL INCORPORATED

909 Third Avenue, Suite 2863
New York, New York 10022

PROXY STATEMENT

(Proxy statement and form of proxy first mailed to stockholders on or about April 8, 2005)

        This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at 9:15 a.m., local time, on Thursday, May 19, 2005 at the Four Seasons Hotel located at 57 East 57th Street, New York, New York 10022 and at any adjournments or postponements of that meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.

        In order to conduct business at the annual meeting, the holders of a majority of our outstanding shares of common stock entitled to vote at the meeting must be present in person or represented by proxy. The board of directors urges you to complete the proxy, fill in the date and return it immediately to the office of the corporate secretary to ensure a quorum and to avoid expenses and delay.

        Holders of our common stock at the close of business on April 11, 2005 will be entitled to vote at the annual meeting and at any adjournments or postponements of the annual meeting. At the close of business on April 1, 2005, 85,923,605 shares of our common stock were outstanding and entitled to vote at the annual meeting. Each share of our common stock is entitled to one vote.

        Each properly executed proxy will be voted in accordance with the instructions marked on it. Your proxy is revocable on written instruction from you. Your written instruction should be signed in the same manner as your original proxy. You may also revoke your proxy by submitting another properly signed proxy with a more recent date. Your revocation must be received by the office of the corporate secretary before voting is conducted on the matter with respect to which your proxy is to be exercised. If you attend the annual meeting, you may revoke your proxy by voting in person.

        The solicitation of proxies will generally be by mail. In some instances, solicitation may be made by telephone or facsimile. We will pay all expenses of soliciting proxies, including clerical work, printing and postage. We will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies. The solicitation of proxies may be done by our directors, officers and other employees. We have also retained D.F. King & Co., Inc. to assist in the solicitation of proxies from stockholders for a fee of approximately $7,500, plus reasonable expenses.

PROPOSAL 1
ELECTION OF DIRECTORS

        Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms. Our Class I Directors are Edwin M. Banks, Simon P. Duffy and Charles K. Gallagher and their terms terminate on the date of our 2006 annual meeting of stockholders. Our Class II Directors are Jeffrey D. Benjamin and David Elstein and their terms terminate on the date of our 2007 annual meeting of stockholders. Our Class III Directors are William R. Huff, James F. Mooney and George R. Zoffinger and their terms will terminate on the date of this year's meeting. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term.

        Messrs. Huff, Mooney and Zoffinger, whose terms expire at the annual meeting, are each nominated for reelection at the annual meeting and, if elected, their new terms of office will expire at the annual meeting of stockholders to be held in 2008, or until their successors are elected and qualify.

        Information regarding the nominees for election at the meeting, including present business experience and business experience during the past five years, follows:

Nominees for Director for Terms Expiring in 2008

James F. Mooney

        Mr. Mooney, age 50, became our chairman in March 2003. From April 2001 to September 2002, Mr. Mooney was the executive vice president and chief operating officer of Nextel Communications Inc. Prior to joining Nextel, from January 2000 to January 2001, Mr. Mooney was the chief executive officer and chief operating officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., Ebay Inc. and Benchmark Capital. From April 1999 to January 2000, Mr. Mooney was the chief financial officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM Corporation, including his last position as the chief financial officer of the Americas. Mr. Mooney also is the chairman of RCN Corporation, a telecommunications service provider based in the U.S., and a director of Sirius Satellite Radio.

William R. Huff

        Mr. Huff, age 55, became a director on January 10, 2003. He served as our interim chairman of the board of directors until March 2003, when Mr. Mooney became chairman. Mr. Huff is the president of the managing member of W.R. Huff Asset Management Co., L.L.C. Mr. Huff founded W.R. Huff Asset Management Co., L.L.C. in 1984. W. R. Huff Asset Management's managed accounts and affiliates collectively constitute one of our principal stockholders.

George R. Zoffinger

        Mr. Zoffinger, age 57, became a director on January 10, 2003. He is the president and chief executive officer of the New Jersey Sports and Exposition Authority, a position he has held since March 2002. From March 1998 to March 2002, he served as president and chief executive officer of Constellation Capital Corporation. From October 1995 to February 1998, he served as president and chief executive officer of Value Property Trust, a publicly owned real estate investment trust. Mr. Zoffinger served as chairman of CoreStates New Jersey National Bank from 1994 to December 1996 and as president and chief executive officer of Constellation Bancorp from 1991 to 1994. Further, Mr. Zoffinger was the commissioner of commerce and economic development for the State of New Jersey in 1990. Mr. Zoffinger is currently a director of New Jersey Resources Inc., Commercial Federal Bancorp and Anchor Commercial Bank.

        Information regarding directors not standing for election at the meeting, including present business experience and business experience during the past five years, follows:

Continuing Directors Whose Terms Expire in 2007

Jeffrey D. Benjamin

        Mr. Benjamin, age 43, became a director on January 10, 2003. He is currently a senior advisor to Apollo Management, LP, a private investment fund, and has held that position since September 2002. From June 1998 to September 2002, Mr. Benjamin was employed by Libra Securities LLC, an investment banking firm, and its predecessors in various positions including co-chief executive officer. Mr. Benjamin currently serves on the boards of directors of Exco Resources, Inc., Chiquita Brands International, Inc., McLeod USA Incorporated, Dade Behring Holdings Inc. and Mandalay Resort Group.

David Elstein

        Mr. Elstein, age 60, became a director on January 10, 2003. Since January 1982, he has owned Brook Productions Ltd., a television consulting and production company. He is currently the chairman of the British Screen Advisory Council, the Broadcasting Policy Group, the Commercial Radio Companies Association, Really Useful Theatres Ltd, Screen Digest Ltd, Sports Network plc, Digital Classics plc and Sparrowhawk Investments Ltd. He is vice-chairman of Kingsbridge Capital Ltd. He has been a visiting professor of broadcasting at Oxford, Westminster, and Stirling Universities. From 1996 to 2000, Mr. Elstein was chief executive officer of Channel 5 Broadcasting Ltd. in Britain. From 1993 to 1996 he was head of programming at BSkyB and, prior to that time, a director of programs at Thames Television.

Continuing Directors Whose Terms Expire in 2006

Edwin M. Banks

        Mr. Banks, age 42, has been a director since May 7, 2003. Since June 1988, Mr. Banks has served as portfolio manager for W.R. Huff Asset Management, an investment management firm. W.R. Huff Asset Management's managed accounts and affiliates collectively constitute one of our principal stockholders. Mr. Banks is currently a director of Caremark Rx, Inc. and CKX, Inc., formerly Sports Entertainment Enterprises, Inc.

Simon P. Duffy

        Mr. Duffy, age 55, is our chief executive officer and a director and has held these positions since August 15, 2003. He joined us on April 1, 2003 as our chief operating officer. From May 2002 to March 2003, Mr. Duffy was the chief financial officer of Orange SA. Prior to joining Orange SA, from April 2001 to January 2002, Mr. Duffy was the chief executive officer of End2End, a Denmark-based wireless data company. He joined End2End from internet service provider World Online International NV. From December 1999 to January 2001, Mr. Duffy served as the chief executive officer and deputy chairman of World Online and led the initial public offering of the company and subsequent sale to Tiscali SpA. Prior to his tenure at World Online, Mr. Duffy spent eight years at EMI Group plc, first as group finance director of Thorn EMI and later, following EMI Group's demerger, as deputy chairman and group finance director of EMI Group. Prior to joining Thorn EMI, Mr. Duffy worked at Guinness plc, first as director of corporate finance and subsequently as operations director of United Distillers, Guinness's spirits division. Mr. Duffy is also a director of Imperial Tobacco Group plc and GWR Group plc.

Charles K. Gallagher

        Mr. Gallagher, age 39, has been a director since August 2003. Since September 2001, he has served as chief financial officer of Viewpointe Archive Services, a joint venture among Bank of America, JP Morgan Chase & Co., U.S. Bancorp, SunTrust Banks, Inc., Wells Fargo and IBM that engages in the imaging and archiving of digital copies of checks. From February 2000 to June 2001, Mr. Gallagher served as chief financial officer of Tradeout Inc. Before joining Tradeout Inc., from August 1999 to January 2000, Mr. Gallagher served as vice president and controller of Baan Company. From 1985 to 1999, Mr. Gallagher held a number of positions with IBM Corporation, including his last position as chief financial officer of its small and medium business segment of North America.

Executive Officers Who Are Not Directors

        A description of our executive officers who are not directors, including present business experience and business experience during the past five years, follows:

Jacques Kerrest

        Mr. Kerrest, age 58, became our chief financial officer on September 20, 2004. From June 2003 to August 2004, Mr. Kerrest was the managing director and chief financial officer of Equant N.V., a subsidiary of France Telecom that provides global communications services for multinational businesses. From August 1997 to May 2003, Mr. Kerrest was the senior vice president and chief financial officer of Harte-Hanks, Inc., a direct marketing services firm based in Texas. From August 1995 to July 1997, Mr. Kerrest served as the chief financial officer of the Chancellor Broadcasting Company, a radio broadcasting services company based in Texas, and took the company through its initial public offering. From 1993 to July 1995, Mr. Kerrest was the chief financial officer of Positive Communications, Inc., a provider of wireless messaging products. Prior to his tenure at Positive Communications, Mr. Kerrest held a number of positions with Chemical Bank in New York, Canada and London, including a seven-year tenure as vice president of corporate finance. Mr. Kerrest is a director of Grenax Broadcasting LLC.

Bryan H. Hall

        Mr. Hall, age 42, became our secretary and general counsel on June 15, 2004. From September 1, 2000 to June 1, 2004, Mr. Hall was a partner in the corporate department of the law firm Fried, Frank, Harris, Shriver & Jacobson LLP in New York, specializing in public and private acquisitions and acquisition financings. Mr. Hall joined Fried Frank in July of 1997 as an associate attorney. Prior to July 1997, Mr. Hall was an associate attorney at the law firm Morgan Lewis & Bockius LLP in New York. Mr. Hall is an attorney licensed to practice in the State of New York.

Howard S. Kalika

        Mr. Kalika, age 47, is our vice president-chief financial officer-NTL (UK). He joined us in March 2003. Prior to that time, from September 1999 to December 2002, Mr. Kalika was a senior vice president of WilTel Communications Group, where he led corporate finance activities. From June 1982 to September 1999, Mr. Kalika held various senior finance positions with Amoco Corporation and BP Amoco. In April 2002, Williams Communications Group Inc. filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code and emerged in October 2002 as WilTel Communications Group.

Richard H. Martin, Jr.

        Mr. Martin, age 44, is our vice president—financial services. As of June 30, 2004 he also became our project director for the disposition of our broadcast business. He joined us in March 2003. From April 2000 to December 2002, Mr. Martin held various positions with WilTel Communications Group, including vice president-treasurer, vice president-finance, emerging markets and assistant treasurer. Before joining WilTel, Mr. Martin was regional chief financial officer-Africa of BP plc from June 1999 through April 2000. Prior to working at BP, from August 1983 to May 1999, Mr. Martin held various positions with Amoco Corporation, including director, business solutions. Mr. Martin was an officer of WilTel during its Chapter 11 reorganization.

Robert C. Gale

        Mr. Gale, age 44, is our vice president—controller. He has held this position since June 17, 2003. In October 2000, he was appointed as group director of financial control for our UK operations. Mr. Gale joined us in May 2000 from Cable & Wireless Communications plc, where he was head of finance for the ConsumerCo business acquired by us. He had joined Cable & Wireless in January 1998. From 1995 to 1997, Mr. Gale was chief financial officer of ComTel, a cable operator subsequently acquired by us. Between 1989 and 1995, Mr. Gale was group financial controller at TVS Entertainment PLC, a UK television broadcaster and program producer. Mr. Gale is a chartered accountant and worked for KPMG at its London office between 1981 and 1989.

Scott E. Schubert

        Mr. Schubert, age 51, became our vice president—corporate development on September 20, 2004. He joined us in March 2003 as our chief financial officer. From June 1999 to March 2003, Mr. Schubert held a number of positions with WilTel Communications, including his last position as chief financial and corporate services officer. Prior to joining WilTel, from 1976 to June 1999, Mr. Schubert held various positions at Amoco Corporation, including international controller of exploration and production and vice president of Worldwide Financial Services. Following the merger of BP and Amoco in 1998, he was appointed vice president and head of BP Amoco's Global Financial Services. Mr. Schubert was an officer of WilTel during its Chapter 11 reorganization.

Independence of Directors

        Our board of directors currently consists of eight members. The board has surveyed each of our directors and has determined that, other than Messrs. Mooney, Duffy and Huff, each director is independent within the meaning of the Nasdaq National Market listing standards.

        Mr. Mooney is employed as our chairman. Mr. Duffy is employed as our chief executive officer and president. In 2004 we paid fees to a related entity and affiliates of W.R. Huff Asset Management Co., L.L.C. Mr. Huff is the president of the managing member of W.R. Huff Asset Management Co., L.L.C.

Meetings of the Board of Directors

        During the year ended December 31, 2004, the board of directors held approximately eight meetings and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on five occasions. All directors attended 80% or more of all board meetings and of all meetings of committees of which they were a member.

Compensation of Directors

        We reimburse our directors for out-of-pocket expenses related to attending meetings of our board of directors and committees. Our non-employee board members are paid quarterly based on an annual fee of £50,000, or $95,800, which is paid in U.S. dollars to our directors who are based in the United States. Our directors who are our employees do not receive additional compensation for their service as a member of our board of directors. The chairman of our audit committee receives an additional fee of $20,000 per year and the chairman of our compensation committee receives an additional fee of $15,000 per year.

        In addition, we granted each of our non-employee board members options to purchase 75,000 shares of our common stock at the time of their election to our board. Except in the case of Charles K. Gallagher, these options have an exercise price of $15 per share. Mr. Gallagher's options have an exercise price of $40.00 per share. These director options vest in equal installments on the first three anniversaries of the date of grant.

Staggered Board

        Our amended and restated certificate of incorporation provides for a classified board of directors consisting of three classes as nearly equal in number as possible. Directors in each class serve staggered three-year terms. Our Class I Directors are Edwin M. Banks, Simon P. Duffy and Charles K. Gallagher and their terms terminate on the date of our 2006 annual meeting of stockholders. Our Class II Directors are Jeffrey D. Benjamin and David Elstein and their terms terminate on the date of our 2007 annual meeting of stockholders. Our Class III Directors are James F. Mooney, William R. Huff and George R. Zoffinger and their terms will terminate on the date of this year's meeting. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term.

Board of Directors Committees

        The board of directors has an audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, a compensation committee and an executive committee. Our executive committee has a nominating sub-committee. From time to time the board of directors may establish other committees as it deems necessary.

Audit Committee

        The audit committee of the board of directors reviews, acts on and reports to our board of directors with respect to various auditing and accounting matters. The current members of the audit committee are Charles K. Gallagher, who is its chairman, David Elstein, and George R. Zoffinger. The board of directors has affirmatively determined that Mr. Gallagher satisfies the definition of "audit committee financial expert" for purposes of the Exchange Act and the Nasdaq National Market rules. The members of the audit committee are independent within the meaning of the Nasdaq National Market listing standards currently applicable to us. The audit committee held seven meetings during 2004. Our board of directors has adopted a written charter for the audit committee. A copy of the audit committee charter was attached to the proxy statement for our 2003 annual meeting of stockholders.

Compensation Committee

        The compensation committee determines the annual compensation for our executive officers. The compensation committee consists of Jeffrey D. Benjamin, who is its chairman, David Elstein and Edwin M. Banks, who is a non-voting member. The voting members of the compensation committee are independent within the meaning of the Nasdaq National Market listing standards. The compensation committee also serves as the compensation and option committee under the Amended and Restated NTL 2004 Stock Incentive Plan, which we refer to as the NTL 2004 Stock Incentive Plan. The compensation committee held eight meetings during 2004 and acted by way of unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on two occasions.

Executive Committee

        The executive committee is responsible for recommending individuals to serve on the board of directors and as our executive officers, advising the board with respect to the board's committees and other structural issues, overseeing our management and recommending other changes in our management, operations, strategy and business. The executive committee consists of William R. Huff, who is its chairman, Edwin M. Banks, George R. Zoffinger and James F. Mooney. On March 15, 2004 we established a sub-committee of the executive committee to serve as the nominating committee. Further information regarding the nominating sub-committee is provided below.

        The executive committee held two meetings during 2004.

Nominating Sub-Committee

        Our nominating committee is a sub-committee of the executive committee. The nominating sub-committee considers and recommends nominees for election to the board, consistent with the board's criteria for selecting new directors and independence requirements imposed by law and the Nasdaq National Market listing standards. In addition, the nominating sub-committee will review the suitability for continued service of each existing director when their term expires or there is a significant change in their status, including their outside employment. Currently, the sub-committee members are William R. Huff, who is its chairman, Edwin M. Banks and George R. Zoffinger. After our 2005 annual meeting of stockholders, the nominating sub-committee will consist of those members of our executive committee who are independent within the meaning of the Nasdaq National Market listing standards. Therefore, Mr. Huff will no longer be a member of the sub-committee. In March 2004, the board of directors amended the executive committee charter to provide for the establishment of the nominating sub-committee. Prior to that time the functions of the nominating sub-committee were performed by our executive committee. The nominating sub-committee held one meeting during 2004. A copy of the nominating sub-committee charter is available on our website at www.ntl.com and is attached to this Proxy Statement as Appendix A.

        The nominating sub-committee will consider recommendations for director nominees proposed by directors, management or stockholders. Stockholders may recommend nominees by giving timely notice of such recommendation in proper written form to our secretary at NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022. You must be one of our stockholders of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the relevant meeting. On occasion, the nominating sub-committee may consider retaining a third party to identify candidates and would, in such circumstances, pay an appropriate fee to the third party for that service. The nominating sub-committee, and its predecessor, the executive committee, did not engage a third party for that purpose during 2004 or in connection with the nomination of directors for electron at that year's annual meeting of stockholders.

        In evaluating nominees, the nominating sub-committee will generally consider the current size and composition of the board, including the current number of independent directors and whether there is a vacancy on the board. The nominating sub-committee will also consider the skills and experience of the existing directors and the nominee relative to our business and its needs, the nominee's individual reputation for integrity, honesty and adherence to high ethical standards, the nominee's demonstrated business acumen and ability to exercise sound judgments that relate to our current and long-term objectives, the nominee's ability to act in the interests of all stockholders and the presence or absence of conflicts of interest that would or might impair the nominee's ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. There is no difference in the evaluation of a nominee recommended by board members, management or stockholders.

        Pursuant to the advance notice requirements set forth in Article II, Section 5 of our by-laws, in the case of a stockholder recommendation for an annual meeting, we will consider the notice timely if we receive such notice not less than 75 days nor more than 90 days prior to the first anniversary of the date of the preceding year's annual meeting of stockholders. However, if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year's annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs.

        In the case of a stockholder recommendation for a special meeting called for the purpose of electing directors, we will consider the notice timely if we receive such notice not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made.

        The stockholder's notice must set forth as to each person the stockholder proposes to nominate for election as a director:

  •
  the name, age, business address and residence address of the person;

  •
  the principal occupation or employment of the person;

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by the person; and

  •
  any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

        As to the stockholder giving the notice, the notice should set forth:

  •
  the name and record address of the stockholder proposing the nomination;

  •
  the class or series and number of shares of our capital stock which are owned beneficially or of record by the stockholder;

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  a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder;

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  a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

  •
  any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated under the Exchange Act.

        The notice must be accompanied by a written consent of each proposed nominee to being named or referred to in our proxy statement as a nominee of the board of directors and to serve as a director if elected. We may require any proposed nominee to furnish other information (which may include meetings to discuss the information) as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as one of our directors.

        No person is eligible for election as one of our directors unless they have been nominated in accordance with the procedures set forth in Article II, Section 5 of our by-laws and summarized above, including, without limitation, being approved for nomination by our nominating sub-committee. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the nomination was defective in accordance with the provisions of Section 5, and if the officer shall also determine, the officer shall so declare to the meeting that the defective nomination be disregarded.

Compensation Committee Interlocks and Insider Participation

        The compensation committee of our board consists of Jeffrey D. Benjamin, who is its chairman, David Elstein and Edwin M. Banks, who is a non-voting member. None of the members of the compensation committee has, at any time, been an officer or employee of ours. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company nor has any relationship existed in the past.

        See also "Certain Relationships and Related Transactions."

Stockholder Communications with the Board of Directors

        Stockholders, employees and members of the public generally are encouraged to communicate to management, or directly to any member of the board, any concerns which they may have about us, our management, business activities, practices or conduct, although the board believes that communications regarding auditing matters, our accounting practices, internal controls and compliance with ethical standards are best directed to the chairman of the audit committee.

        Communications may be addressed to any director or member of management, c/o NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022. The identity of persons expressing concerns which are critical of our board, management or us, or which relate to violations of law or ethical standards of conduct, will be treated as confidential except to the extent necessary to evaluate and, if appropriate, investigate and address the questions or concerns raised. There will be no retaliation taken against persons who raise questions or concerns about us lawfully and in good faith.

Code of Ethics

        We have adopted a code of ethics for our senior executive and financial officers, which was filed as exhibit 14.1 to our 2003 Form 10-K. Our code of ethics establishes policies to promote honest and ethical conduct and to deter wrongdoing, including policies governing actual or apparent conflicts of interest, compliance with laws and prompt internal reporting for violations.

        Our code of ethics is posted on our website at www.ntl.com. In the event that we amend our code of ethics or grant a waiver from its restrictions to a person covered by the code of ethics, we will provide this information on our website within four business days following the date of the amendment or waiver.

Director Attendance at Annual Meetings of Stockholders

        We encourage all of our directors to attend the annual meeting of stockholders. All of our directors attended the annual meeting held in 2004.

Stockholder Approval

        Directors are elected by a plurality of the votes cast by the holders of shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent for the election of each of Messrs. Mooney, Huff and Zoffinger. In tabulating the vote, abstentions from voting and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote for the election of each of the nominees to the board of directors.

AUDIT COMMITTEE REPORT

        The audit committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2004, which are included in the annual report on Form 10-K accompanying this proxy statement. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed under the Statement on Auditing Standards No. 90, which include, among other items, matters related to the conduct of the audit of our financial statements.

        The audit committee has also discussed with the independent registered public accounting firm its independence relative to us and received and reviewed written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, which relates to the independent accountant's independence relative to us.

        Based on the foregoing discussions and review, the audit committee recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in our annual report on Form 10-K for filing with the Securities and Exchange Commission and the board of directors ratified that recommendation.

The Audit Committee
Charles K. Gallagher, Chair
David Elstein
George R. Zoffinger

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to ratification by the stockholders, the audit committee is reappointing Ernst & Young LLP as independent registered public accounting firm to audit our financial statements for the year ending December 31, 2005.

        Representatives of the firm of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit Fees

        Ernst & Young LLP are our principal accountants. We provide in the table below an analysis of the fees billed to us by Ernst & Young in the each of the two years ended December 31, 2004 (in millions).

	December 31,
	2004	2003
Audit fees	$8.2	$5.1
Audit-Related fees	1.9	0.2
Tax fees	7.8	4.7
All other fees	—	—

	$17.9	$10.0

        Audit fees.    Audit fees represents the aggregate services to us by Ernst & Young for professional services rendered for the audit of our annual financial statements included in our Form 10-K, the audit of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, the review of financial statements included in our Forms 10-Q and services that are provided in connection with our statutory and regulatory filings or engagements.

        Audit-Related fees.    Audit-Related fees represents the aggregate fees billed for assurance and related services by Ernst & Young that are related to the audit or review of our financial statements. Audit-Related services included advice on reporting on internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and advisory services provided in connection with the disposal of our Broadcast operations including the audit of certain financial statements of our Broadcast operations.

        Tax fees.    Tax fees represent the aggregate fees billed for professional services rendered by Ernst & Young for tax compliance and tax advice. Tax services included compliance work regarding the preparation and filing of our U.S. and Irish tax returns, advice on various employee tax matters and advising on tax issues arising from our bankruptcy and in relation to various corporate transactions, including our rights offering, our debt refinancing and the disposal of our Broadcast operations.

        All other fees.    All other fees represent the aggregate fees billed for all other products and services provided by Ernst & Young. There were no such products and services provided for the years ending December 31, 2004 or 2003.

Audit Committee's pre-approval policies and procedures

        The Audit Committee's policy on pre-approval requirements for audit and other services provided to us by our independent registered public accounting firm is as follows:

  •
  Annually, the Audit Committee agrees on the terms, including fees, of the engagement for the services to be provided by Ernst & Young as part of the recurring annual audit.

  •
  Quarterly, the Audit Committee pre-approves the Audit-Related fees, Tax fees and Other fees for services to be provided by Ernst & Young to us in respect of services that are either a continuation of services already pre-approved, or services which are expected to commence during the following three months. These limits represent amounts that may not be exceeded without approval by the Audit Committee.

  •
  Between meetings, the Chairman of the Audit Committee has delegated authority to approve services on an ad-hoc basis to meet specific needs up to £100,000 per engagement.

Stockholder Approval

        The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2005 will require the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

PROPOSAL 3
ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL GROUP
2005 BONUS SCHEME

        Our compensation committee adopted the NTL Group 2005 Bonus Scheme, which we refer to as the 2005 Bonus Scheme, and is recommending that stockholders approve at the annual meeting that feature of the 2005 Bonus Scheme that permits us to issue up to 100,000 shares of our common stock to some of our employees, senior managers and executives. The 2005 Bonus Scheme is substantially similar to our 2004 Bonus Scheme. The main difference between the two bonus schemes is that payments under the 2005 Bonus Scheme will be made, if at all, in one installment rather than in two installments, as is the case under our 2004 Bonus Scheme.

        We believe that the 2005 Bonus Scheme will provide an incentive to our employees to generate additional operating cash flow. Employees, senior managers and executives are eligible for bonuses upon achievement of group cash flow budgets established for the calendar year. As of January 1, 2005, approximately 6,900 employees, approximately 350 senior managers and approximately 140 executives are eligible to receive awards under the 2005 Bonus Scheme.

        A summary of the principal features of the 2005 Bonus Scheme is provided below, but is qualified in its entirety by reference to the full text of the 2005 Bonus Scheme, which is attached to this proxy statement as Appendix B.

        In order for employees, senior managers and executives of a particular part of the company to be eligible to receive a bonus payment, that part of the company must attain a full-year qualifying performance level, which is generally based on a measure of profitability. Participants in all parts of the company that meet their qualifying performance level are eligible to receive bonus payments based on group cash flow targets, where group cash flow represents operating income (loss) before depreciation, amortization and other charges less fixed asset additions.

        Payout under the expected ranges of the 2005 Bonus Scheme are:

  •
  for employees, 0% to 6% of salary, with a target bonus of 3% of salary;

  •
  for senior managers, 0% to 30% of salary, with a target bonus of 15% of salary; and

  •
  for executives at various levels, 0% to 60% of salary, 0% to 100% of salary, 0% to 150% of salary and 0% to 200% of salary, with a target bonus in the middle of each such range.

        Payment under the 2005 Bonus Scheme will be made in the amount of:

  •
  0% of target bonus if 95% of group cash flow budget is attained;

  •
  100% of target bonus if group cash flow budget is attained; and

  •
  200% of target bonus if £100 million more than group cash flow budget (net of additional bonus cost) is attained.

        The amount of bonuses payable increases incrementally on a linear basis upon attainment of between 95% and 100% of group cash flow budget and between 100% of group cash flow budget and £100 million more than group cash flow budget (net of additional bonus cost).

        Payments under the 2005 Bonus Scheme will be made in one installment. Bonus payments are generally paid in cash. If our stockholders approve the 2005 Bonus Scheme, some of our executives will receive half of their bonus payments in common stock which will be issued to them on the anniversary of their entitlement date.

        Calculations for purposes of determining the amount of bonuses payable under the 2005 Bonus Scheme will be made by our chief executive officer and our chief financial officer after taking into account all adjustments to externally reported results that they believe are fair and reasonable. All payments made under the plan will be subject to approval by the compensation committee of our board of directors.

        The compensation committee of our board of directors has discretion to amend the 2005 Bonus Scheme at any time.

New Plan Benefits

        If our 2005 group cash flow budget is attained and 100% of target bonus is paid, the following payments will be made under the 2005 Bonus Scheme:

Name and Position	Dollar Value ($)(1)		Number of Shares of Common Stock (2)
Simon P. Duffy president and chief executive officer	939,450		—
James F. Mooney chairman	—	(3)	—
Scott E. Schubert vice president—corporate development	212,942	(4)	—
Howard S. Kalika vice president—chief financial officer—NTL (UK)	159,660	(4)	—
Richard H. Martin, Jr. vice president—financial service	98,699	(4)	—
All current executive officers as a group	2,401,400		—
All current directors who are not executive officers as a group	—	(5)	—
All employees, including all current officers who are not executive officers, as a group	24,425,700	(6)	—

(1)
Sterling amounts have been translated to US dollars at an exchange rate of $1.8789 to £1, which is based on the noon buying rate on April 1, 2005.

(2)
No determinations can be made with respect to the number of shares of common stock that may be paid out under the 2005 Bonus Scheme if stockholder approval is attained because (i) we retain discretion to pay out all bonuses in cash and (ii) we do not know what the market price of our common stock will be or what the Sterling/US Dollar exchange rate will be on the entitlement date.

(3)
Mr. Mooney does not participate in the 2005 Bonus Scheme.

(4)
Amount has been pro-rated to reflect non-renewal of employment term. See "Executive Compensation—Compensation and Employee Benefit Plans and Arrangements."

(5)
Non-employee directors do not participate in the 2005 Bonus Scheme.

(6)
This is an approximate amount. Final calculations have not yet been completed.

        Other than as a result of our executive officers' right to participate in the 2005 Bonus Scheme and as set forth in the table above no person who was a director or executive officer of us in the year ended December 31, 2004 or who is a nominee for director at the meeting, or any associate of theirs, has any substantial interest in this proposal.

Equity Compensation Plan Information

        The following table includes information in respect of our equity compensation plans and any individual compensation arrangements under which our equity securities are authorized for issuance to employees or non-employees as of December 31, 2004.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
Options (1)	3,140,977	$22.84	11,423,159	(2)
Bonus shares (3)	26,306	—	273,694
Equity compensation plans not approved by security holders
Bonus shares (4)	33,285	—	—

Total	3,200,568		11,696,853

(1)
Represents shares of our common stock issuable pursuant to stock options outstanding under the Amended and Restated NTL 2004 Stock Incentive Plan.

(2)
Includes 7,000,000 shares of our common stock issuable pursuant to stock options under the NTL Incorporated Sharesave Plan. The NTL Incorporated Sharesave Plan has been approved by our shareholders but has not been implemented.

(3)
Represents shares of our common stock issuable pursuant to the NTL Group 2004 Bonus Scheme.

(4)
Represents shares of our common stock issuable as of December 31, 2004 pursuant to the NTL Group 2003 Bonus Scheme. These shares were all issued in March 2005. No additional securities remain available for issuance under this plan.

Stockholder Approval

        Pursuant to the rules of the Nasdaq National Market, the approval of the provision of the 2005 Bonus Scheme that permits us to issue shares of our common stock to some of our senior managers and executives requires the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent in favor of this provision of the 2005 Bonus Scheme. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote. If this Proposal 3 is not approved, the 2005 Bonus Scheme will continue in effect (unless our board of directors determines otherwise), but no shares of common stock will be issued pursuant to the 2005 Bonus Scheme.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote for the adoption of the share issuance feature of the NTL Group 2005 Bonus Scheme.

PROPOSAL 4
ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL LONG TERM INCENTIVE PLAN

        Our board of directors adopted the ntl Long Term Incentive Plan, which we refer to as the LTIP, and is recommending that stockholders approve at the annual meeting that feature of the LTIP that permits us to issue shares of our common stock. The LTIP provides for a bonus payment to participants in the event that our company meets specified performance targets, over a period of three of our financial years ending on December 31, 2005, based on cash flows in excess of predetermined hurdles. The LTIP provides that bonuses may be paid in cash, or, if approved by our stockholders, in shares of our common stock. Approximately 140 executives are eligible to receive awards under the LTIP.

        We believe that the LTIP provides an incentive to our key personnel, provides a focus on the achievement on the agreed targets for our company, and promotes the attraction and retention of key personnel. If the performance targets are achieved, participants will receive a multiple of their base salaries.

        A summary of the principal features of the LTIP is provided below, but is qualified in its entirety by reference to the full text of the LTIP.

        Generally, participants will forfeit their rights to an LTIP bonus upon termination of employment prior to the vesting date. However, upon a dismissal without cause or upon a termination of employment by reason of death, injury, disability or a redundancy, the compensation committee of our board may determine whether any LTIP payment should be made, the level of that payment and the timing of that payment.

        Awards may vest upon the occurrence of an acceleration event. The extent of such vesting will be determined by the compensation committee of our board. An acceleration event generally means:

  •
  the acquisition of 30% or more of our voting capital stock, excluding stock purchases directly from us;

  •
  the replacement of a majority of our board of directors or their approved successors;

  •
  the consummation of a merger or consolidation of us or one of our subsidiaries with another entity, other than a transaction in which our stockholders continue to hold 50% or more of the voting power of the successor;

  •
  various recapitalizations;

  •
  the consummation of a sale of all or most of our assets;

  •
  stockholder approval of our liquidation or dissolution; or

  •
  the consummation of a sale or disposition by the company or any subsidiary of business units, but only for individuals whose employment relates to that business unit.

        Participants in the LTIP are selected by the compensation committee. Approximately 1% of our employees participate in the LTIP, including the executive officers named below.

        Participants receive an amount equal to four times of the amount of on-target earnings percentage that such participant is eligible for under our annual bonus plan. If during the performance period, the on-target earnings percentage changes, the compensation committee of our board of directors may adjust the LTIP percentage to take account of this on a pro rata basis. Upon the achievement of the three-year performance targets, pursuant to the LTIP:

  •
  Mr. Duffy would be entitled to a bonus of up to 400% of his base salary.

  •
  Mr. Kerrest would be entitled to a bonus of up to 300% of his base salary.

  •
  Mr. Hall would be entitled to a bonus of up to 300% of his base salary.

  •
  Mr. Schubert would be entitled to a bonus of up to 400% of his base salary.

  •
  Mr. Kalika would be entitled to a bonus of up to 300% of his base salary.

  •
  Mr. Martin would be entitled to a bonus of up to 240% of his base salary.

        If the LTIP targets are exceeded, Messrs. Duffy, Kerrest, Hall, Schubert, Kalika and Martin would be entitled to incrementally higher bonuses. Our employment agreements with Messrs. Schubert, Kalika and Martin terminate during 2005 and will not be renewed. Our employment agreements with Messrs. Kerrest and Hall commenced during 2004. All amounts payable will be pro rated to reflect each officer's actual period of employment with us during the term of the LTIP.

        If our stockholders approve the stock issuance feature of the LTIP, some of our senior managers and executives may receive their LTIP payments in whole or in part in shares of our common stock. Payments of shares would be calculated by dividing base salary value by the weighted average price of a share of common stock for the last ten trading days in 2005.

        Pursuant to rules imposed by the Nasdaq National Market, our compensation committee has established a fixed limit of one million shares as the number of shares of our common stock that may be issued pursuant to the LTIP. All payments made under the plan will be subject to approval by the compensation committee of our board of directors.

        The compensation committee of our board of directors has discretion to amend the LTIP at any time.

New Plan Benefits

        It is not yet possible to determine prospective amounts that may be awarded under the LTIP in the future.

Equity Compensation Plan Information

        See "Proposal 3—Adoption of Share Issuance Feature of the NTL Group 2005 Bonus Scheme—Equity Compensation Plan Information" above.

Stockholder Approval

        Pursuant to rules imposed by the Nasdaq National Market, the approval of the provision of the LTIP that permits us to issue shares of our common stock requires the affirmative vote of the holders of a majority of our outstanding shares of common stock present at the annual meeting in person or represented by proxy at the annual meeting and entitled to vote. Unless you indicate otherwise on your proxy card, the proxy holders intend to vote the shares they represent in favor of this provision of the LTIP. In tabulating the vote, abstentions from voting will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the vote. If this Proposal 4 is not approved, the LTIP will continue in effect, unless our board of directors determines otherwise, but no shares of common stock will be issued pursuant to the LTIP.

Recommendation of the Board of Directors

        The board of directors recommends that stockholders vote for the adoption of the share issuance feature of the LTIP.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

Compensation Policy

        The compensation committee of the board of directors has the responsibility for the design, implementation and ongoing review of the Company's executive compensation program. The compensation committee is composed entirely of non-employee directors who are independent within the meaning of the Nasdaq National Market listing standards.

        The Company's overall executive compensation program is designed to be closely linked to corporate performance. To this end, the Company has developed an overall compensation strategy that links compensation directly to the achievement of operational goals and aligns the interests of the Company's executive officers with those of the Company's stockholders. It does this through the use of cash and equity-based compensation plans. The overall objective of this strategy is to attract and retain the best possible executive talent and to motivate these executives to achieve the goals inherent in the Company's business strategy, thereby seeking to enhance the Company's profitability and value.

        In determining the amount of compensation for the chief executive officer and other executive officers, the compensation committee evaluates the performance of the chief executive officer and the other officers in light of the established goals and objectives and considers other factors such as corporate performance, financial results, management of corporate assets, acquisitions, dispositions and new projects, individual experience and performance and market data. Some of these factors will be given more weight when determining the various components of the total compensation package for each executive officer, as described below. In reviewing the individual performance of executive officers, other than the chief executive officer, the compensation committee will consider the views of the chief executive officer to whom these officers are responsible. The compensation committee reviews and approves on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer and the compensation structure for other executive officers. The compensation committee reviews base salaries annually. However, the Company has entered into an employment agreement with each executive officer that provides for a fixed base salary for the term of employment.

        Some executive officers were appointed shortly after the Company's emergence from Chapter 11 reorganization in January of 2003 and the compensation provided for in their employment contracts reflects the risk associated with the Company at that time.

        The compensation committee uses benchmark surveys and other market information and utilizes the services of an independent outside consulting firm, Deloitte & Touche LLP, in reviewing compensation packages.

Principal Components of Executive Compensation

        The principal elements of the executive compensation program consist of both annual and long-term programs and include base salary and annual cash and stock awards. Medical, pension and other benefits are also provided to all of the executive officers.

        The compensation committee believes that:

  •
  the elements of the executive compensation program are appropriate to attract, motivate, retain and reward key executives;

  •
  the long-term incentive compensation and stock award plans provide strong incentives for management to improve the Company's operations and profitability and to increase stockholder value; and

  •
  the total executive compensation program is a cost-effective strategy for the Company to improve the Company's operations and profitability and to increase stockholder value.

        The compensation committee is satisfied that the total executive compensation program will achieve the committee's objectives.

Base Salary

        The base salaries for the Company's executive officers are set by reference to the factors listed above and, in particular, are based on individual performance and the competitive market range for similar positions in companies of similar size and complexity and companies in similar sectors both in the U.S. and the U.K. In determining appropriate levels of compensation, the compensation committee also considers market survey information.

        Individual salaries are set within the appropriate market competitive range, taking a number of relevant factors into account, including individual and business unit performance, level of experience, scope of responsibility and the competitiveness of total remuneration.

        Base salary levels are reviewed annually by reference to the above factors. Salary adjustments for executive officers, other than the chief executive officer, are made by the compensation committee following consultation with the chief executive officer.

Bonus

        The majority of the Company's employees, including the Company's executive officers, were eligible to participate in the 2004 Bonus Scheme. This scheme offered employees an opportunity to receive a bonus equal to a percentage of their base salary. The percentages are 0 - 6% for employees, 0 - 30% for senior managers and a range from 0 - 60% to 0 - 200% for senior executives. Bonus payments are based on set Company performance targets, consisting of a Company-wide target and divisional targets. The Company will make payments equal to half of the maximum percentage of each range upon achievement of the relevant performance targets, and payments up to the maximum percentage of each range if the target levels are exceeded. Bonus payments are based on achieving performance targets for the six months ended June 30, 2004, which were paid shortly after the Company announced its second quarter results of operations, and for the year ended December 31, 2004, which will be paid shortly after the Company has announced year end results of operations. Bonus payments are generally paid in cash. Some of the payments to senior executives may be made in shares of common stock on the one year anniversary of the bonus entitlement date. This payment method can serve as a retention incentive. Pursuant to rules imposed by the Nasdaq National Market, the compensation committee has established a fixed limit of 300,000 shares as the number of shares of the Company's common stock that may be issued pursuant to the 2004 Bonus Scheme.

        The bonus is based upon achievement of quantitative targets and, absent special circumstances, no qualitative factors apply. In order for the bonus to be paid, overall Company performance must meet a target, and specific divisional targets must also be achieved.

        For the 2004 Bonus Scheme, the Company met the performance targets and accordingly bonuses will be paid to employees equal to half of the maximum percentage of each range.

        For 2005 the Company has an NTL Group 2005 Bonus Scheme, which is similar in structure to the NTL Group 2004 Bonus Scheme, except that payments under the scheme will be made, if at all, in one installment in March 2006 rather than two installments. Bonus amounts will not be determined until 2006.

        The Company's chairman, Mr. Mooney, does not participate in the 2004 Bonus Scheme or the 2005 Bonus Scheme, and is paid a quarterly bonus based upon the terms of his employment contract.

Stock Awards

        The Amended and Restated NTL 2004 Stock Incentive Plan (the "NTL 2004 Stock Incentive Plan"), which amends and restates the NTL 2003 Stock Option Plan, was adopted by the compensation committee on March 15, 2004 and it was approved by the Company's stockholders on May 6, 2004.

        The NTL 2004 Stock Incentive Plan is intended to encourage stock ownership of the Company and to give incentives to the Company's employees, directors and independent contractors to remain in the Company's employment or service and to put forth maximum efforts for the success of the business.

        The NTL 2004 Stock Incentive Plan provides for the grant of restricted stock, restricted stock units, share awards and incentive stock options. The aggregate number of shares of the Company's common stock that may be issued under the NTL 2004 Stock Incentive Plan is 8,600,000. An individual may not be granted awards in respect of more than 1,000,000 shares of the Company's common stock in any fiscal year.

        The compensation committee administers the NTL 2004 Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards. All option grants in fiscal year 2004, other than the option grants made to Mr. Duffy under his new employment agreement that are described below, had an exercise price equal to the fair market value of the underlying shares on the date of the grant.

Restricted Stock Grants

        In 2003, the compensation committee approved the grant to Mr. Mooney of 200,000 shares of restricted common stock, 16,667 shares of which vested on March 31, 2003, 66,668 shares of which vested on March 31, 2004, 16,667 shares of which vested on June 30, 2004, 16,667 shares of which vested on September 30, 2004, 16,667 shares of which vested on December 31, 2004 and 16,667 shares of which will vest on the last day of each calendar quarter from March 31, 2005 through and including September 30, 2005 and 16,663 shares of which will vest on December 31, 2005. Of the 66,668 shares of restricted stock which vested on March 31, 2004, 29,766 were held back by the Company. These 29,766 shares had a value at that time of $1,765,542.53, representing the amount of U.S. and state taxes the Company remitted on Mr. Mooney's behalf for the income he recognized upon the vesting of these 66,668 shares of restricted stock. On July 5, 2004, the Company received a refund from the Internal Revenue Service in the amount of $395,347.10, representing a reimbursement of an overpayment of the U.S. taxes paid on Mr. Mooney's behalf in connection with the grant of restricted shares. As a result, the Company returned to Mr. Mooney 6,665 of the shares that had been previously withheld by the Company. In total, Mr. Mooney received 43,567 shares upon the vesting of these 66,668 shares of restricted stock. On March 15, 2004, the compensation committee considered a recommendation from the executive committee and approved the grant to Mr. Mooney of an additional 50,000 shares of restricted stock, which grant became effective after approval by the Company's stockholders of the NTL 2004 Stock Incentive Plan. A total of 4,167 of these shares vested on May 6, 2004, 4,167 of these shares vested on July 15, 2004, 4,167 of these shares vested on October 15, 2004, 4,167 of these shares vested on January 15, 2005 and an additional 4,167 of these shares will vest on April 15, 2005 and on each quarter thereafter until fully vested.

Chief Executive Officer Compensation

        Effective as of August 15, 2003, Mr. Duffy replaced Mr. Knapp as the Company's chief executive officer. Mr. Duffy had served as the chief operating officer since March 2003. On May 6, 2004 the Company entered into a new employment agreement with Mr. Duffy providing for him to serve as the chief executive officer. Due to changes in Mr. Duffy's position and increases in his responsibilities and workload, we agreed to modify his compensation arrangements.

        The new agreement covers the period January 16, 2004 through January 15, 2007 and replaces Mr. Duffy's employment agreement relating to his former position as the chief operating officer. The new agreement provides for the following:

  •
  base salary of £500,000 per year;

  •
  a lump-sum payment equal to £153,542 representing additional compensation for 2003 for the period in which Mr. Duffy assumed the position of chief executive officer. On May 6, 2004, the Company issued 941 shares of the Company's common stock to Mr. Duffy, representing an amount equal to £32,841 of this payment;

  •
  a contribution of 20% of Mr. Duffy's base salary into a pension scheme;

  •
  the opportunity to participate in all employee benefit plans and arrangements made available by the Company to the Company's executive officers, to the extent these benefits can be provided in the U.K.;

  •
  if Mr. Duffy's agreement is not renewed, or a successor agreement is not entered into, and his employment is terminated within the last two weeks of January 2007 for any reason other than for cause or by reason of his death or disability, then he will be entitled to a lump-sum payment equal to two times his base salary;

  •
  if Mr. Duffy's employment term is terminated without cause or pursuant to a constructive termination without cause, then he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if within one year following the occurrence of a change of control of the Company, Mr Duffy's employment term is terminated without cause or his agreement is not renewed, the termination will be considered a constructive termination without cause and he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if Mr. Duffy's employment term is terminated for any reason other than for cause, he will be entitled to the continuation of his and his family's medical benefits for one year;

  •
  the grant of options to purchase 200,000 shares of the Company's common stock pursuant to the NTL 2004 Stock Incentive Plan with an exercise price of $0.01 per share. Of these, 33,333 shares vested on August 15, 2004, 33,333 shares vest on August 15, 2005 and 33,334 shares vest on August 15, 2006. The remaining half of the options vest in three equal annual installments upon satisfaction of annual performance goals, in each case subject to Mr. Duffy's continued employment with the Company; and

  •
  in the event of a change of control of the Company and the termination of Mr. Duffy's employment agreement within one year following the change of control, all unvested options will vest.

        In addition, under the 2004 Bonus Scheme, Mr. Duffy is entitled to an annual bonus of up to 100% of his base salary upon achievement of Company performance targets or up to 200% of his base salary upon achievement of Company performance levels above targets. Absent special circumstances, like bonus payments to other executive officers, Mr. Duffy's bonus is payable upon achievement of Company performance targets and not upon discretionary qualitative criteria.

        On January 16, 2004, Mr. Duffy was awarded options to purchase 200,000 shares of the Company's common stock pursuant to the NTL 2004 Stock Incentive Plan with an exercise price of $71.06 per share vesting over a four to five year period.

        Each year, the compensation committee will review and approve the corporate goals and objectives with respect to compensation for the chief executive officer. In reviewing the chief executive officer's compensation, the compensation committee evaluates the chief executive officer's performance in light of these established goals and objectives and considers other factors such as the Company's corporate performance, financial results, management of corporate assets, acquisitions, dispositions and new projects, individual experience and performance and market data. The compensation committee uses benchmark surveys and other market information and utilizes the services of an independent outside consulting firm, Deloitte & Touche LLP, in reviewing the compensation package for the chief executive officer. As described above, some of these factors will be given more weight when determining the various components of the chief executive officer's compensation package.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code generally limits the Company's income tax deduction for compensation paid in any taxable year to its chief executive officer or any of its four other highest paid executive officers to $1,000,000 per individual, subject to certain exceptions. The compensation committee considers the anticipated tax treatment to the Company and to the executive officers in its review and establishment of compensation programs and payments. The compensation committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code. The compensation committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interest of the Company and its stockholders.

The Compensation Committee
Jeffrey D. Benjamin (Chair)
David Elstein
Edwin Banks (non-voting member)

EXECUTIVE COMPENSATION

        The following table discloses compensation received by our chief executive officer and our four other most highly paid executive officers who were serving as executive officers as of December 31, 2004. We refer to these executives collectively as named executive officers.

SUMMARY COMPENSATION TABLE(1)

		Annual Compensation			Long-Term Compensation Awards
Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) (3)($)	Securities Underlying Options/ SARs (#)		All Other Compensation ($)
Simon P. Duffy president and chief executive officer	2004 2003 2002	1,020,359 474,469 —	1,061,411 711,704 —	— — —	— — —	400,000 260,000 —	(4) (4)	241,234 21,679 —	(5) (6)
James F. Mooney chairman	2004 2003 2002	1,166,667 1,125,000 —	370,000 370,000 —	— — —	3,191,500 1,412,000 —	— 400,000 —	(4)	46,324 38,851 —	(7) (8)
Scott E. Schubert (9) vice president—corporate development	2004 2003 2002	608,668 453,900 —	695,306 878,145 —	289,377 281,253 —	— — —	— 200,000 —	(4)	31,601 25,951 —	(10) (11)
Howard S. Kalika (9) vice president—chief financial officer—NTL (UK)	2004 2003 2002	405,659 292,769 —	361,684 426,161 —	239,050 346,032 —	— — —	— 75,000 —	(4)	41,698 27,320 —	(12) (13)
Richard H. Martin Jr. (9) vice president—financial services	2004 2003 2002	313,464 226,224 —	223,853 263,447 —	183,747 343,095 —	— — —	— 20,000 —	(4)	55,146 24,706 —	(14) (15)

(1)
Unless otherwise noted, in this table amounts paid in sterling in 2004 have been translated into U.S. dollars at a rate of $1.8326 to £1.00. Amounts paid in sterling in 2003 have been translated into U.S. dollars at a rate of $1.6348 to £1.00.

(2)
Other Annual Compensation consists of expatriate benefits, which include, among other things, the reimbursement of U.K. taxes paid by those of our executive officers who are foreign expatriates. However, these tax equalization payments for our foreign expatriate executive officers cannot be calculated for the year ended December 31, 2004 until after the end of the U.K. tax year on April 5, 2005. For this reason, the amounts above do not yet reflect payments made to our executives in connection with these tax reimbursements. This table corrects the amounts reported for Other Annual Compensation in 2003 with respect to Messrs. Schubert, Kalika and Martin. Overstatements occurred because estimates of reimbursements to Messrs. Schubert, Kalika and Martin for taxes paid were included in the prior table and the actual reimbursements were lower than the estimates. The amount of Other Annual Compensation was overstated for Mr. Schubert by $83,103, for Mr. Kalika by $50,042 and for Mr. Martin by $87,898.

(3)
As of December 31, 2004, a total of 395,412 shares of restricted stock had been issued. The total value of these shares was $28,849,260 as of December 31, 2004. Of these shares, a total of 250,000 shares of restricted stock were issued to our chairman, Mr. Mooney, 150,004 shares of which have vested as of March 1, 2005. 11,500 shares of restricted stock were issued to our vice president—controller, Mr. Gale, 2,300 shares of which have vested as of March 1, 2005, and 133,912 shares were issued to former executives of ours, all of which have vested. The value of the shares set forth above is based on the closing price of a share of our common stock on December 31, 2004. Dividends are payable on shares of our restricted stock but are held in escrow until the underlying shares have vested, except that dividends payable in connection with our rights offering in November 2003 were paid and received by Mr. Mooney and two former executives on all restricted stock held by them.

(4)
The options granted to Mr. Duffy in 2004 were options to purchase shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan. All other options were options to purchase shares of our common stock pursuant to the NTL 2003 Stock Option Plan.

(5)
Reflects pension contributions of $183,260, professional accounting services in the amount of $22,605, an automobile allowance in the amount of $19,462, payments in respect of health care and insurance in the aggregate amount of $7,147 and travel expenses of $8,759.

(6)
Reflects an automobile allowance in the amount of $13,088 and payments in respect of health care and insurance in the aggregate amount of $8,591.

(7)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,667 and payments in respect of health care and insurance in the aggregate amount of $37,657.

(8)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,000 and payments in respect of health care and insurance in the aggregate amount of $30,851.

(9)
Sterling salary amounts for 2004 converted at a rate of £1.00 to $1.790. Sterling bonus amounts for the first six months of 2004 converted at a rate of £1.00 to $1.790. Sterling bonus amounts for the second six months of 2004 converted at a rate of £1.00 to $1.916. Sterling salary amounts for 2003 converted at a rate of £1.00 to $1.602. Sterling bonus amounts for the first six months of 2003 converted at a rate of £1.00 to $1.602. Sterling bonus amounts for the second six months of 2003 converted at a rate of £1.00 to $1.790.

(10)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,667, an automobile allowance of $6,250, and payments in respect of health care and insurance in the aggregate amount of $16,684.

(11)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,000, an automobile allowance of $5,880, and payments in respect of health care and insurance in the aggregate amount of $12,071.

(12)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,667, an automobile allowance of $16,347, and payments in respect of health care and insurance in the aggregate amount of $16,684.

(13)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,000, an automobile allowance of $7,249, and payments in respect of health care and insurance in the aggregate amount of $12,071.

(14)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,667, an automobile allowance of $29,795, and payments in respect of health care and insurance in the aggregate amount of $16,684.

(15)
Reflects our match of employee contributions to a 401(k) plan in the amount of $8,000, an automobile allowance of $4,635 and payments in respect of health care and insurance in the aggregate amount of $12,071.

Option Grants for the Fiscal Year Ended December 31, 2004 (1)

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees In 2004
			Exercise Price Per Share ($/Share)	Market Price on Date of Grant ($/Share)
Name	Number of Options Granted				Expiration Date	5% ($)	10% ($)	0% ($)
Simon P. Duffy	200,000	27.57%	71.06	71.06	January 15, 2014	8,937,850	22,650,268	—
	200,000	27.57%	0.01	62.60	May 5, 2014	20,391,760	32,471,656	12,520,000

(1)
The material terms of these options are set forth below in the description of each person's employment agreement.

Aggregated Option Exercises for the Fiscal Year Ended December 31, 2004 and Fiscal Year-End Option Values

        The following table sets forth information with respect to the exercise of options to purchase our common stock by the named executive officers during 2004, the number of securities underlying unexercised options held by the named executive officers on December 31, 2004, and the potential realizable value of unexercised in-the-money options held by the named executive officers on that date.

			Number of Securities Underlying Unexercised Options at Fiscal Year End
					Value of Unexercised in-the-money options at fiscal year end ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Simon P. Duffy	—	—	160,000	500,000	7,509,262	22,422,338
James F. Mooney	220,000	10,593,083	—	180,000	—	10,432,800
Scott E. Schubert	65,000	2,978,712	18,333	116,667	1,062,581	6,762,019
Howard S. Kalika	9,823	—	15,177	50,000	879,659	2,898,000
Richard H. Martin Jr.	4,000	—	—	16,000	—	927,360

(1)
Based on our closing stock price of $72.96 per share on December 31, 2004.

Compensation and Employee Benefit Plans and Arrangements

        Each of the agreements and plans discussed below contain the full legal text of the matters described in this section. We have filed copies of each of these agreements with the SEC.

Employment Agreements

        Set forth below is a brief description of our employment agreements with each of our named executive officers. In addition, in 2004 we retained a new chief financial officer, Jacques Kerrest, and a new secretary and general counsel, Bryan H. Hall. We entered into employment agreements with these individuals and have filed copies of these agreements with the SEC. These two individuals were not among our four most highly paid executive officers for 2004, and therefore are not named executive officers.

James F. Mooney, Chairman of the Board

        We entered into an agreement, effective March 2003, with Mr. Mooney relating to his service as the chairman of our board of directors for a period of up to five years. The agreement provides for the following:

  •
  a base salary of $1.25 million per year;

  •
  an annual bonus of up to $400,000, payable quarterly and contingent upon on our attainment of various operational and financial goals;

  •
  the grant of 100,000 stock options, exercisable at a price of $9.85 per share, which were fully vested immediately;

  •
  the grant of 300,000 additional stock options, exercisable at a price of $15.00 per share, which vest 20% per year on a quarterly basis over a five-year period;

  •
  the grant to Mr. Mooney of 200,000 shares of restricted common stock, 16,667 shares of which vested on March 31, 2003, 66,668 shares of which vested on March 31, 2004, 16,667 shares of which vested on each of June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005, 16,667 shares of which vest on the last day of each calendar quarter beginning on June 30, 2005 through and including September 30, 2005 and 16,663 shares of which will vest on December 31, 2005;

  •
  upon a change of control of our company, as defined below, under the NTL 2004 Stock Incentive Plan, all of Mr. Mooney's outstanding stock options would become fully vested and any remaining restrictions on his restricted common stock would lapse immediately;

  •
  upon his termination without cause:

  •
  Mr. Mooney would receive a severance payment equal to one year's base salary and bonus;

  •
  Mr. Mooney would receive accelerated vesting of all stock options that would have vested within the one-year period following the termination and all stock options would vest in the event of his death; and

  •
  any restrictions on Mr. Mooney's restricted common stock that would have lapsed within the one-year period following the termination would lapse and all restrictions would lapse in the event of his death;

  •
  travel expenses, health insurance and life insurance according to our normal policies regarding these benefits; and

  •
  a non-competition and non-solicitation covenant which survives for twelve months following his termination of employment with us.

        Mr. Mooney's agreement originally restricted him from selling any shares of our common stock acquired under his agreement with us. This restriction expired on March 1, 2004, his first anniversary as our chairman.

        On March 15, 2004, our board of directors granted to Mr. Mooney the right to receive an additional 50,000 shares of restricted stock under the NTL 2004 Stock Incentive Plan, subject to shareholder approval of the plan, which was received on May 6, 2004. 4,167 of these shares vested on each of April 15, 2004, July 15, 2004 and October 15, 2004, and 4,166 shares vested on January 18, 2005. The remaining shares vest in equal quarterly installments from April 15, 2005 until January 15, 2007.

Simon P. Duffy, Chief Executive Officer & President

        Effective as of August 15, 2003, Mr. Duffy became our chief executive officer. Mr. Duffy had served as our chief operating officer since March 2003. On May 6, 2004 we entered into a new employment agreement with Mr. Duffy covering the period January 16, 2004 through January 15, 2007 and replaces Mr. Duffy's employment agreement relating to his former position as our chief operating officer. The new agreement provides for the following:

  •
  a base salary of £500,000 per year;

  •
  a lump-sum payment equal to £153,542 representing additional compensation for 2003 for the period in which he assumed the position of chief executive officer. On May 6, 2004, we issued 941 shares of our common stock to Mr. Duffy, representing an amount equal to £32,841 of this payment;

  •
  a contribution of 20% of his base salary into a pension scheme;

  •
  the opportunity to participate in all employee benefit plans and arrangements made available by us to our executive officers, to the extent these benefits can be provided in the U.K.;

  •
  if his agreement is not renewed, or a successor agreement is not entered into, and his employment is terminated within the last two weeks of January 2007 for any reason other than for cause or by reason of his death or disability, then he will be entitled to a lump-sum payment equal to two times his base salary;

  •
  if he is terminated without cause or pursuant to a constructive termination without cause, then he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if within one year following the occurrence of a change of control of our company, he is terminated without cause or his agreement is not renewed, the termination will be considered a constructive termination without cause and he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if he is terminated for any reason other than for cause, he will be entitled to the continuation of his and his family's medical benefits for one year;

  •
  a non-competition and non-solicitation covenant which survives for twelve months following his termination of employment with us;

  •
  the grant of options to purchase 200,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan with an exercise price of $0.01 per share. Of these, 33,333 shares vested on August 15, 2004, 33,333 shares vest on August 15, 2005 and 33,334 shares vest on August 15, 2006. The remaining half of the options vest in three equal annual installments upon satisfaction of annual performance goals, in each case subject to Mr. Duffy's continued employment with us. The first installment of 33,333 shares vested on March 11, 2005; and

  •
  in the event of a change of control of our company and the termination of Mr. Duffy's employment agreement within one year following the change of control, all unvested options will vest.

        Under Mr. Duffy's prior employment agreement relating to his former position as our chief operating officer, Mr. Duffy was granted options to purchase 260,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan, one-third of which vested on April 11, 2004 and one-third of which will vest on each of April 11, 2005 and 2006. In the event of a change of control of our company, all unvested options will vest immediately. Each option has an exercise price at $15.00 per share. In addition, on January 16, 2004, Mr. Duffy was awarded options to purchase 200,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan with an exercise price of $71.06 per share vesting over a four to five year period.

Other Executive Officers

        We are also a party to employment agreements with Mr. Kerrest, Mr. Hall, Mr. Schubert, Mr. Kalika and Mr. Martin. These agreements are substantially similar to Mr. Duffy's agreement, other than with respect to each executive's title and the following:

  •
  Mr. Schubert's agreement, as amended on September 6, 2004, has a term beginning on March 3, 2003 and ending on April 30, 2005. The parties have agreed that Mr. Schubert's employment with us will end on that date. Mr. Kerrest's agreement has a term beginning September 20, 2004 and ending on December 31, 2006. Mr. Hall's agreement has a term beginning on June 15, 2004 and ending on December 31, 2006. The agreement with Mr. Martin, as amended on June 30, 2004, and the agreement with Mr. Kalika each have a term beginning on March 3, 2003 and ending June 30, 2005. The parties have agreed that each of Mr. Kalika and Mr. Martin's employment with us will end on that date; and

  •
  Mr. Schubert's base salary is £340,000, Mr. Kalika's base salary was £220,000 which increased to £226,600 as of January 1, 2004. Mr. Martin's base salary was £170,000, which increased to £175,100 as of January 1, 2004. Mr. Kerrest's and Mr. Hall's base salaries are £300,000.

        Each agreement provides for the following in the event the executive is terminated:

  •
  if he is terminated without cause or pursuant to a constructive termination without cause, then he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  if within one year following the occurrence of a change of control of our company, he is terminated without cause or his agreement is not renewed, the termination will be considered a constructive termination without cause and he will be entitled to a lump-sum payment equal to three times his base salary;

  •
  in the case of each of Mr. Hall, Mr. Schubert, Mr. Kalika and Mr. Martin, if they are terminated for any reason other than for cause, they will be entitled to the continuation of their and their family's medical benefits for one year;

  •
  in the case of Mr. Schubert, if a successor agreement is not entered into and his term of employment ends on April 30, 2005, then he will be entitled to a lump-sum payment equal to two times his base salary;

  •
  in the case of each of Mr. Kalika and Mr. Martin, if his agreement is not renewed, or a successor agreement is not entered into, and his employment is terminated on or after July 1, 2005 and on or before July 15, 2005 for any reason other than for cause or by reason of his death or disability, then he will be entitled to a lump-sum payment equal to two times his base salary;

  •
  in the case of Mr. Hall and Mr. Kerrest, if their agreements are not renewed or successor agreements are not entered into, and their terms of employment end on December 31, 2006, then they will be entitled to lump-sum payments equal to one half of their base salaries, with additional severance payable if they are unable to find subsequent employment;

  •
  each agreement has non-competition and non-solicitation covenants that survive for eighteen months following termination of employment with our company;

  •
  we have agreed to indemnify Mr. Hall, Mr. Schubert, Mr. Kalika, and Mr. Martin for any golden parachute excise taxes they might incur in connection with a change of control of our company;

  •
  each of the executives is entitled to receive our standard expatriate benefits package and tax equalization consistent with our tax equalization policy;

  •
  Mr. Schubert was granted options to purchase 175,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan, one-third of which vested on April 11, 2004 and one-third of which will vest on each of April 11, 2005 and 2006. In the event of a change of control of our company, all unvested options will vest immediately. Mr. Schubert was also granted additional options to purchase 25,000 shares of our common stock, one-third of which vested on April 11, 2004 and two-thirds of which vested on December 31, 2004. Each option had an exercise price of $15.00 per share. Mr. Schubert's term of employment with us ends on April 30, 2005, at which time all unvested options will lapse;

  •
  Mr. Kalika was granted options to purchase 75,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan, one-third of which vested on April 11, 2004 and one-third of which will vest on each of April 11, 2005 and 2006. In the event of a change of control of our company, all unvested options will vest immediately. Each option has an exercise price of $15.00 per share. On March 11, 2005, our compensation committee accelerated the vesting of 12,500 of the 25,000 options scheduled to vest on April 11, 2006 to the end of the term of Mr. Kalika's term of employment with us, June 30, 2005. On that date, all unvested options will lapse;

  •
  Mr. Martin was granted options to purchase 20,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan, one-fifth of which vested on April 11, 2004 and one fifth of which will vest on each of April 11, 2005, 2006, 2007 and 2008. In the event of a change of control of our company all unvested options will vest immediately. Pursuant to his amended employment agreement, the shares which vest on April 2006 will vest at the end of the term of Mr. Martin's term of employment with us, June 30, 2005, and all unvested options will lapse. Each option has an exercise price of $15.00 per share;

  •
  Mr. Kerrest was granted options to purchase 200,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan, one fifth of which vest on each of September 20, 2005, 2006, 2007, 2008 and 2009. In the event of a change of control of our company, all unvested options will vest immediately. Each option has an exercise price equal to $60.27 per share; and

  •
  Mr. Hall was granted options to purchase 60,000 shares of our common stock pursuant to the NTL 2004 Stock Incentive Plan, one-third of which vest on each of June 15, 2005, 2006 and 2007. In the event of a change of control of our company, all unvested options will vest immediately. Each option has an exercise price equal to $59.10 per share.

        Upon the achievement of performance targets pursuant to the NTL Group 2004 Bonus Scheme:

  •
  Mr. Duffy and Mr. Schubert are entitled to an annual bonus of up to 200% of their base salaries.

  •
  Mr. Kerrest, Mr. Hall and Mr. Kalika are entitled to an annual bonus of up to 150% of their base salaries.

  •
  Mr. Martin is entitled to an annual bonus of up to 120% of his base salary.

        Our employment agreements with Messrs. Schubert, Kalika and Martin terminate during 2005 and will not be renewed. Our employment agreements with Messrs. Kerrest and Hall commenced during 2004. All amounts payable will be pro rated to reflect each officer's actual period of employment with us during the period covered by the 2004 Bonus Scheme.

        The definition of a change of control in each of our employment agreements is substantially the same as the definition of an acceleration event under the NTL 2004 Stock Incentive Plan, as discussed below.

NTL 2004 Stock Incentive Plan

        The following is a description of the Amended and Restricted NTL 2004 Stock Incentive Plan which amends and restates the NTL 2003 Stock Option Plan and which we refer to as the NTL 2004 Stock Incentive Plan. The compensation committee of our board adopted the NTL 2004 Stock Incentive Plan on March 15, 2004 and it was approved by our shareholders on May 6, 2004.

        The NTL 2004 Stock Incentive Plan is intended to encourage stock ownership of us and to give incentives to our employees, directors and independent contractors to remain in our employment or service and to put forth maximum efforts for the success of the business.

        The NTL 2004 Stock Incentive Plan provides for the grant of restricted stock, restricted stock units, share awards and incentive stock options. The aggregate number of shares of our common stock that may be issued under the NTL 2004 Stock Incentive Plan is 8,600,000. An individual may not be granted awards in respect of more than 1,000,000 shares of our common stock in any fiscal year.

        The compensation committee of our board administers the NTL 2004 Stock Incentive Plan and generally has the right to grant awards to eligible individuals and to determine the terms and conditions of such awards. All option grants made pursuant to the NTL 2004 Stock Incentive Plan will be evidenced by an option notice which will state the terms and conditions of the option grant as determined by the compensation committee.

        Individuals eligible to receive awards under the NTL 2004 Stock Incentive Plan include our employees, officers, directors, non-employee directors and independent contractors. The term of an incentive stock option may not exceed 10 years from the date of grant and the term of a nonqualified stock option may not exceed 11 years from the date of grant.

        Upon the occurrence of an acceleration event, all outstanding options will become immediately exercisable in full, outstanding restricted stock units will vest and restrictions on outstanding awards of restricted stock will lapse. An acceleration event generally means:

  •
  the acquisition of 30% or more of our voting capital stock, excluding stock purchases directly from us;

  •
  the replacement of a majority of our board of directors or their approved successors;

  •
  the consummation of a merger or consolidation of us or one of our subsidiaries with another entity, other than

  •
  a transaction in which our stockholders continue to hold 50% or more of the voting power of the successor;

  •
  various recapitalizations;

  •
  the consummation of a sale of all or most of our assets; or

  •
  stockholder approval of our liquidation or dissolution.

        Under the terms of the plan, in the event of a transaction affecting our capitalization, the compensation committee of our board of directors shall proportionately adjust the number of shares available for, and subject to outstanding, awards and the number of shares covered by outstanding options and the exercise price of these options so as to, in the committee's judgment and sole discretion, prevent the diminution or enlargement of the benefits intended by the plan. Upon any other extraordinary corporate transaction, the committee may adjust equitably outstanding awards as it deems appropriate.

        The following table, as of December 31, 2004, sets forth the number of shares of our common stock that are subject to outstanding stock options that we have granted pursuant to the NTL 2004 Stock Incentive Plan. All options granted under the NTL 2004 Stock Incentive Plan are subject to vesting schedules. Accordingly, some of the options listed below are not yet vested. See "Compensation and Employee Benefit Plans and Arrangements—Employment Agreements."

Total No. of Shares of our Common Stock Subject to Outstanding Stock Options
Directors:
James F. Mooney(1)	180,000
Simon P. Duffy(2)	660,000
Edwin M. Banks	75,000
Jeffrey D. Benjamin	75,000
David Elstein	75,000
Charles K. Gallagher	75,000
William R. Huff	75,000
George R. Zoffinger	75,000
Present Executive Officers who are not Directors:
Jacques Kerrest	200,000
Bryan H. Hall	60,000
Robert C. Gale	16,100
Scott E. Schubert	135,000
Howard S. Kalika	65,177
Richard H. Martin Jr.	16,000
All Present Directors and Executive Officers as a Group: (14 persons)	1,782,277

(1)
Mr. Mooney is our chairman of the board.

(2)
Mr. Duffy is our chief executive officer and president.

NTL Group 2004 Bonus Scheme

        The majority of our employees were eligible to participate in our 2004 Bonus Scheme. This scheme offered employees an opportunity to receive a bonus equal to a percentage of their base salary. The percentages are up to 6% for employees, up to 30% for senior managers and a range from up to 60% to up to 200% for senior executives. Bonus payments are based on achieving certain set company performance targets for the six months ended June 30, 2004, which were paid shortly after we announced our second quarter results of operations, and for the year ended December 31, 2004, which were paid shortly after we announced our year end results of operations. Bonus payments are generally paid in cash. Some of the payments to senior executives may be made in shares of common stock. Pursuant to rules imposed by the Nasdaq National Market, our compensation committee has established a fixed limit of 300,000 shares as the number of shares of our common stock that may be issued pursuant to the 2004 Bonus Scheme. Entitlements for Messrs. Duffy, Schubert, Kalika and Martin under the 2004 Bonus Scheme are reflected in the Summary Compensation Table. Mr. Mooney does not participate in the 2004 Bonus Scheme.

NTL Group 2005 Bonus Scheme

        We recently adopted our 2005 Bonus Scheme and are asking stockholders to approve the share issuance feature of the 2005 Bonus Scheme at the meeting. See "Proposal 3—Adoption of Share Issuance Feature of the NTL Group 2005 Bonus Scheme."

        Payments under the 2005 Bonus Scheme will be made in one installment on or prior to March 15, 2006. Some of these payments to executives will be made in common stock, subject to stockholder approval. See "Proposal 3—Adoption of Share Issuance Feature of the NTL Group 2005 Bonus Scheme." Pursuant to rules imposed by the Nasdaq National Market, our compensation committee has established a fixed limit of 100,000 shares as the number of shares of our common stock that may be issued pursuant to the 2005 Bonus Scheme.

        Upon the achievement of performance targets pursuant to the 2005 Bonus Scheme:

  •
  Mr. Duffy and Mr. Schubert are entitled to an annual bonus of up to 200% of their base salaries;

  •
  Mr. Kerrest, Mr. Hall and Mr. Kalika are entitled to a bonus of up to 150% of their base salaries; and

  •
  Mr. Martin is entitled to an annual bonus of up to 120% of his base salary;

        Our employment agreements with Messrs. Schubert, Kalika and Martin terminate during 2005 and will not be renewed. Our employment agreements with Messrs. Kerrest and Hall commenced during 2004. All amounts payable will be pro rated to reflect each officer's actual period of employment with us during the period covered by the 2005 Bonus Scheme.

Long-term Incentive Plan

        We adopted the NTL Group Long Term Incentive Plan, or LTIP, which provides for a bonus payment to participants in the event that a specified target is met during the 3-year period commencing January 1, 2003 and ending December 31, 2005. The purpose of the LTIP is to recognize and reward executive contribution, focus achievement on the agreed target and promote attraction and retention of key personnel. The plan generally is administered by the compensation committee after consultation with the board of directors.

        The performance targets under the LTIP are based on cash flows in excess of predetermined levels. If these performance targets are achieved, participants will receive a multiple of their base salaries. Generally, LTIP awards will not vest until December 31, 2005, and participants will forfeit their rights to an LTIP bonus upon termination of employment prior to the vesting date. However, upon a dismissal without cause or upon a termination of employment by reason of death, injury, disability or a redundancy, the compensation committee may determine whether any LTIP payment should be made and the level of that payment.

        Awards may vest upon the occurrence of an acceleration event. The extent of such vesting will be determined by the compensation committee. An acceleration event has the same meaning as under the NTL 2004 Stock Incentive Plan, except that the definition under the LTIP also includes dispositions of subsidiaries and business units, but only for individuals whose employment relates to that subsidiary or business unit.

        We will pay bonuses earned under the LTIP in 2006 as long as the performance targets have been achieved. These bonuses will be paid at our discretion in cash, our common stock or a combination of cash or common stock. Any payments of shares will be calculated by dividing base salary value by the weighted average price of a share of common stock for the last ten trading days in 2005. Stockholder approval of the LTIP would be required before any payments could be made in our common stock. This approval will be sought at the annual meeting. See "Proposal 4—Adoption of Share Issuance Feature of the NTL Long Term Incentive Plan."

        Participants in the LTIP are selected by the compensation committee. Approximately 1% of our employees participate in the LTIP, including the executive officers named below. Upon the achievement of the three-year performance targets, pursuant to the LTIP:

  •
  Mr. Duffy would be entitled to a bonus of up to 400% of his base salary.

  •
  Mr. Kerrest would be entitled to a bonus of up to 300% of his base salary.

  •
  Mr. Hall would be entitled to a bonus of up to 300% of his base salary.

  •
  Mr. Schubert would be entitled to a bonus of up to 400% of his base salary.

  •
  Mr. Kalika would be entitled to a bonus of up to 300% of his base salary.

  •
  Mr. Martin would be entitled to a bonus of up to 240% of his base salary.

        If the LTIP targets are exceeded, Messrs. Duffy, Kerrest, Hall, Schubert, Kalika and Martin would be entitled to incrementally higher bonuses. Our employment agreements with Messrs. Schubert, Kalika and Martin terminate during 2005 and will not be renewed. Our employment agreements with Messrs. Kerrest and Hall commenced during 2004. All amounts payable will be pro rated to reflect each officer's actual period of employment with us during the term of the LTIP.

Additional Long Term Compensation

        In March 2005, the compensation committee undertook to review the long-term incentives for senior management. Our existing LTIP covers a three year period ending December 31, 2005. The compensation committee determined that it would be appropriate and in the best interests of shareholders and us to provide new long term incentives over a three to five year period in order to provide long term compensation beyond 2005. We believe that long term compensation programs are important to maintain incentives for our senior managers and executives in addition to short term goals.

        Approximately 130 executives will be eligible to participate in this new round of long term compensation, which will consist of awards of stock options and restricted stock or restricted stock units under the NTL 2004 Stock Incentive Plan. In addition, in the future new hires may participate in the long term compensation program, depending on their level of seniority and responsibilities. We expect that the additional long term equity compensation granted to existing employees will consist, in the aggregate, of awards of up to approximately 500,000 options to purchase shares of our common stock and awards of up to approximately 200,000 shares of restricted stock or restricted stock units. We expect to make initial grants of options and restricted stock or restricted stock units during April 2005, with further subsequent grants.

        Options and restricted stock or restricted stock units will be granted, in each case, in an amount equal in value to 50 percent of the recipient's annual base salary. The value of the options will be determined using a Black-Scholes valuation method and the exercise price will be equal to the fair market value on the date of grant, in accordance with the NTL 2004 Stock Incentive Plan. The options will vest, subject to a participant's continued employment, in twenty percent increments annually over five years, with the first increment vesting on January 1, 2006.

        The value of the restricted stock or restricted stock units will be based on the fair market value of our common stock as of the date of grant. Participants will not receive restricted stock or any value under their restricted stock units until completion of the three year period ending on December 31, 2007, subject to the achievement of performance objectives for that three-year period. To the extent restricted stock units are awarded, the restricted stock units would be settled in common stock or cash at the compensation committee's discretion. For each unit settled, a participant would receive either one share of our common stock or a cash amount equal to the fair market value of one share of our common stock. The restricted stock or restricted stock units would be forfeited if the performance objectives are not achieved.

NTL Incorporated Sharesave Plan

        In 2004, we adopted the NTL Incorporated Sharesave Plan, which is a broadly based stock option arrangement. Although the Sharesave Plan was approved by our shareholders at our 2004 annual meeting, we have not implemented the Sharesave Plan. There presently are no plans to implement this plan.

Restricted Stock Grants

        The following chart lists the shares of restricted stock granted to our executive officers and directors outstanding as of December 31, 2004.

Total No. of Shares of Restricted Stock
Directors:
James F. Mooney(1)	104,163
Simon P. Duffy(2)	0
Edwin M. Banks	0
Jeffrey D. Benjamin	0
David Elstein	0
Charles K. Gallagher	0
William R. Huff	0
George R. Zoffinger	0
Present Executive Officers that are not Directors:
Jacques Kerrest	0
Bryan H. Hall	0
Robert C. Gale(3)	10,600
Scott E. Schubert	0
Howard S. Kalika	0
Richard H. Martin Jr.	0
All Present Directors and Executive Officers as a Group: (14 persons)	114,763

(1)
Mr. Mooney is our chairman of the board. During 2003, we issued 200,000 shares of restricted stock to Mr. Mooney, 16,667 shares of which vested on March 31, 2003, 66,668 shares of which vested on March 31, 2004, 16,667 shares of which vested on June 30, 2004, 16,667 shares of which vested on September 30, 2004, 16,667 shares of which vested on December 31, 2004 and 16,667 shares of which will vest on the last day of each calendar quarter from March 31, 2005 through and including September 30, 2005 and 16,663 shares of which will vest on December 31, 2005. Of the 66,668 shares of restricted stock which vested on March 31, 2004, 29,766 were held back by us. These 29,766 shares had a value at that time of $1,765,542.53, representing the amount of U.S. and state taxes we remitted on Mr. Mooney's behalf for the income he recognized upon the vesting of these 66,668 shares of restricted stock. On July 5, 2004, we received a refund from the Internal Revenue Service in the amount of $395,347.10, representing an overpayment of the U.S. taxes paid on Mr. Mooney's behalf in connection with the grant of restricted shares. As a result, we returned to Mr. Mooney 6,665 of the shares that had been previously withheld by us. In total, Mr. Mooney received 43,567 shares upon the vesting of these 66,668 shares of restricted stock.

On March 15, 2004, we granted to Mr. Mooney an additional 50,000 shares of restricted stock, which grant became effective after approval by our stockholders of our 2004 NTL Amended and Restated Stock Incentive Plan. 4,167 of these shares vested on May 6, 2004, 4,167 of these shares vested on July 15, 2004, 4,167 of these shares vested on October 15, 2004, 4,167 of these shares vested on January 15, 2005 and an additional 4,167 of these shares will vest on April 15, 2005 and on each quarter thereafter until fully vested.

Through April 1, 2005, Mr. Mooney has sold a total of 131,109 shares of restricted stock.

Dividends are payable on shares of our restricted stock but are held in escrow until the underlying shares have vested, except that dividends payable in connection with our rights offering in November 2003 were paid and received by Mr. Mooney and two former executives on all restricted stock held by them.

(2)
Mr. Duffy is our chief executive officer and president.

(3)
On March 15, 2004, our board granted to Mr. Gale the right to receive 11,500 shares of restricted stock under the NTL 2004 Stock Incentive Plan. Of these, 2,300 vested on May 6, 2004, 900 of which were sold by Mr. Gale, and the remaining shares vest in four equal annual installments commencing March 15, 2005.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total return on our common stock with the cumulative total return on Standard & Poor's 500 Stock Index and a Peer Group Index. Because no published index of comparable companies currently reports values on a dividends-reinvested basis, we have created a Peer Group Index for purposes of this graph in accordance with the requirements of the SEC. The Peer Group Index is made up of companies that engage in cable television operations and related businesses as a significant element of their overall business, although not all of the companies included in the Peer Group Index participate in all of the lines of business in which we are engaged and some of the companies included in the Peer Group Index also engage in lines of business in which we do not participate. In addition, the market capitalizations of many of the companies included in the Peer Group Index are different from ours.

        Furthermore, all of the companies included in the Peer Group Index are U.S.-based, whereas our operations are exclusively based in the U.K. and the Republic of Ireland and our U.S. dollar performance is significantly influenced by exchange rate changes. The common stocks of the following companies have been included in the Peer Group Index: Comcast Corporation, Cablevision Systems Corporation, Charter Communications, Inc., Mediacom Communications Corp. and Insight Communications Inc.

        The graph assumes that $100 was invested on January 10, 2003 and all dividends are reinvested. The graph covers only the period from January 10, 2003 to December 31, 2004 because our common stock was registered under Section 12 of the Exchange Act and started trading on that date. This was also the date we emerged from Chapter 11 reorganization.

Total Returns

	January 10, 2003	December 31, 2003	December 31, 2004
NTL	100.00	385.36	403.08
S&P 500	100.00	128.69	142.69
Peer Group	100.00	132.68	105.49

PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of April 1, 2005, except as otherwise indicated in the footnotes to the table, information regarding the beneficial ownership of our common stock by:

  •
  each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

  •
  each of our directors;

  •
  each of our present executive officers;

  •
  each executive officer named in the "Summary Compensation Table," and

  •
  all of our present directors and executive officers as a group.

        Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent that power may be shared with a spouse. Unless otherwise indicated, the address for each individual listed below is, 909 Third Avenue, Suite 2863 New York, New York 10022.

	Amount and Nature of Beneficial Ownership (1)
Name	Common Stock	Warrants	Total	Percent Beneficially Owned (1)
5% stockholders:
FMR Corp.(2)	12,467,334	68,006	12,535,340	14.6%
W.R. Huff Asset Management Co., L.L.C.(3)	9,456,537	—	9,456,537	11.0%
Oaktree Capital Management, LLC(4)	7,164,235	—	7,164,235	8.3%
France Telecom(5)	—	7,118,945	7,118,945	8.3%
Franklin Mutual Advisers, LLC(6)	6,661,094	—	6,661,094	7.8%
American Express Financial Corporation(7)	6,371,666	—	6,371,666	7.4%
Directors:(8)
Edwin M. Banks	50,000	—	50,000	*
Jeffrey D. Benjamin	89,172	—	89,172	*
Simon P. Duffy(9)	280,941	—	280,941	*
David Elstein	50,000	—	50,000	*
Charles K. Gallagher	25,000	—	25,000	*
William R. Huff(3)	9,506,537	—	9,506,537	11.1%
James F. Mooney(10)	130,713	—	130,713	*
George Zoffinger	50,000	—	50,000	*
Present executive officers that are not directors:(11)
Robert C. Gale	15,600	—	15,600	*
Bryan H. Hall	—	—	—	*
Howard S. Kalika	50,000	—	50,000	*
Jacques Kerrest	4,000		4,000	*
Richard H. Martin Jr.	8,000	—	8,000	*
Scott E. Schubert	68,156	—	68,156	*
All present directors and executive officers as a group: (14 persons)	10,328,119	—	10,328,119	12.0%

*
Less than 1%

(1)
A person or group of persons is deemed to have "beneficial ownership" of any shares of our common stock when that person or persons has the right to acquire them within 60 days after the date of this annual report. For purposes of computing the percentage of the outstanding shares of our common stock held by each person or group of persons named above, any shares which that person or persons have the right to acquire within 60 days after the date of this annual report is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentage of ownership is based on 85,923,605 shares of common stock outstanding as of April 1, 2005.

(2)
The information concerning FMR Corp. is based solely on information provided to us by FMR Corp. and upon a Form 13G filed by FMR Corp, with the SEC on February 14, 2005. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts, 02109. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 9,436,254 shares, or 10.7%, of our common stock outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The number of our shares of common stock owned by the investment companies at December 31, 2004 included warrants convertible into shares of our common stock. Edward C. Johnson III, the chairman of FMR Corp., FMR Corp., through its control of Fidelity Management & Research Company, and the various investment companies each have sole power to dispose of these 9,436,254 shares. Neither FMR Corp. nor Edward C. Johnson III, has the sole power to vote or direct the voting of the shares owned directly by the investment companies, which power resides with the funds' boards of trustees. Fidelity Management Trust Company, also a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a) (6) of the Exchange Act, is the beneficial owner of 1,104,483 shares, or 1.3%, of our common stock outstanding as a result of its serving as investment manager of the institutional accounts. The number of shares of our common stock owned by institutional accounts at December 31, 2004 included warrants convertible into shares of our common stock. Edward C. Johnson III and FMR Corp., through its control of Fidelity Management Trust Company, each have sole dispositive power over 1,104,483 shares and sole power to vote or to direct the voting of 1,035,505 shares, and no power to vote or to direct the voting of 68,978 shares of our common stock owned by institutional accounts. Members of the Edward C. Johnson III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. As a result of voting arrangements in place relating to FMR Corp., members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Fidelity International Limited, Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and various institutional investors. Fidelity International Limited is the beneficial owner of 1,994,603 shares or 2.3% of our common stock. Fidelity International Limited currently operates as an entity independent of FMR and Fidelity. A partnership controlled by Edward C. Johnson III and members of his family owns shares of Fidelity International Limited voting stock with the right to cast approximately 39.89% of the total votes which may be cast by all holders of Fidelity International Limited stock. FMR and Fidelity International Limited are of the view that they are not acting as a "group" for purposes of Section 13(d) of the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities "beneficially owned" by the other within the meaning of Rule 13d-3 of that Act. However, FMR and Fidelity International Limited voluntarily file as if all of the shares are beneficially owned by FMR and Fidelity International Limited on a joint basis.

(3)
The information concerning W.R. Huff Asset Management Co., L.L.C. is based solely on information provided to us by W.R. Huff Asset Management Co., L.L.C. and upon a Form 13D filed by W.R. Huff Asset Management Co., L.L.C. with the SEC on March 7, 2005. The address of Mr. Huff and W.R. Huff Asset Management Co., L.L.C. is c/o W.R. Huff Asset Management Co., L.L.C., 67 Park Place, Morristown, New Jersey, 07960. W.R. Huff Asset Management Co., L.L.C., a Delaware limited liability company, and/or other limited partnerships and limited liability companies affiliated with W.R. Huff Asset Management Co., L.L.C. for themselves and/or on behalf of separately managed accounts hold, in total, 9,456,537 shares of our common stock. William R. Huff, one of our directors, possesses sole power to vote and direct the disposition of all our securities held by or on behalf of the entities named above and/or the managed accounts, subject to internal screening and other securities law compliance procedures. In addition, Mr. Huff was granted options to purchase 75,000 shares of our common stock, 25,000 of which vested on April 11, 2004, and 25,000 of which vest on each of April 11, 2005 and 2006.

(4)
The information concerning Oaktree Capital Management is based on information provided to us by Oaktree Capital Management and upon a Form 13G filed by Oaktree Capital Management with the SEC on February 11, 2005. The address of Oaktree Capital Management is 333 South Grand Avenue, 28th Floor, Los Angeles, California, 90071. Oaktree Capital Management is the general partner or investment manager of the managed funds and third party accounts that directly hold the shares of our common stock. Accordingly, Oaktree Capital Management may be deemed the beneficial owner of 7,164,235 shares of our common stock.

(5)
The information concerning France Telecom is based upon a Form 13G/A filed by France Telecom with the SEC on March 12, 2003. The address of France Telecom is 6 Place d'Allerby, 75505 Paris, Cedex 15, France. France Telecom holds Series A warrants exercisable for 7,118,945 shares of our common stock through its indirect wholly owned subsidiary Rapp 26, a societe anonyme organized under the laws of France. Our Series A warrants currently are exercisable at a price of $262.93 share.

(6)
The information concerning Franklin Mutual Advisers is based solely on information provided to us by Franklin Mutual Advisers and upon a Form 13G filed by Franklin Mutual Advisers with the SEC on February 14, 2005. The address of Franklin Mutual Advisers is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Franklin Mutual Advisers is an investment adviser registered under the Investment Advisers Act of 1940. Franklin Mutual Advisers is the investment advisor to investment companies or other managed accounts which are the beneficial owners of 6,661,094 shares of our common stock. Pursuant to investment advisory agreements between Franklin Mutual Advisers and its advisory clients, Franklin Mutual Advisers is vested with all investment and voting power with respect to these shares.

(7)
The information concerning American Express Financial Corporation is based solely upon a Form 13G filed by American Express Financial Corporation with the SEC on February 11, 2005. The address of American Express Financial Corporation is 200 AXP Financial Center, Minneapolis, Minnesota 55474.

(8)
Each of Messrs. Benjamin, Elstein, Huff, and Zoffinger were granted options to purchase 75,000 shares of our common stock on April 11, 2003 at an exercise price of $15.00 per share. Mr. Banks was granted options to purchase 75,000 shares of our common stock at an exercise price of $15.00 per share on May 7, 2003. Mr. Gallagher was granted options to purchase 75,000 shares of our common stock at an exercise price of $40.00 on August 5, 2003. All of these options vest in equal installments on the first three anniversaries of the dates of the grants.

(9)
On May 6, 2004, in lieu of a cash signing bonus upon his appointment as our chief executive officer, we granted to Mr. Duffy 941 shares of our common stock, all of which vested upon the grant. On April 11, 2003, we granted Mr. Duffy options to purchase 260,000 shares of our common stock at an exercise price of $15 per share. One-third of these options vested on April 11, 2004 and one-third vest on each of April 11, 2005 and 2006. On January 16, 2004, we granted to Mr. Duffy options to purchase 200,000 shares of our common stock at an exercise price of $71.06 per share. One-fifth of these options vested on August 15, 2004 and one-fifth vest on each of August 15, 2005, 2006, 2007 and 2008. On May 6, 2004, we granted to Mr. Duffy options to purchase 200,000 shares of our common stock at an exercise price of $0.01 per share. Of these, 33,333 shares vested on August 15, 2004, 33,333 shares vest on August 15, 2005 and 33,334 shares vest on August 15, 2006. The remaining half of the options vest in three equal annual installments upon satisfaction of annual performance goals, in each case subject to Mr. Duffy's continued employment with us. The first installment of 33,333 shares vested on March 11, 2005.

(10)
Pursuant to Mr. Mooney's agreement with us Mr. Mooney was granted options to purchase 400,000 shares under the NTL 2003 Stock Option Plan. Mr. Mooney has exercised 220,000 of these options. 15,000 options are presently exercisable or will become exercisable within 60 days of the date of this report at $15 per share. The remaining 165,000 options will become exercisable pro rata on a quarterly basis from June 30, 2005 through December 31, 2007 at $15 per share.

During 2003, we issued 200,000 shares of restricted stock to Mr. Mooney, 16,667 shares of which vested on March 31, 2003, 66,668 shares of which vested on March 31, 2004, 16,667 shares of which vested on June 30, 2004, 16,667 shares of which vested on September 30, 2004, 16,667 shares of which vested on December 31, 2004, 16,667 shares of which vested on March 31, 2005 and 16,667 shares of which will vest on the last day of each calendar quarter from June 30, 2005 through and including September 30, 2005 and 16,663 shares of which will vest on December 31, 2005. Of the 66,668 shares of restricted stock which vested on March 31, 2004, 29,766 were held back by us. These 29,766 shares had a value at that time of $1,765,542.53, representing the amount of U.S. and state taxes we remitted on Mr. Mooney's behalf for the income he recognized upon the vesting of these 66,668 shares of restricted stock. On July 5, 2004, we received a refund from the Internal Revenue Service in the amount of $395,347.10, representing an overpayment of the U.S. taxes paid on Mr. Mooney's behalf in connection with the grant of restricted shares. As a result, we returned to Mr. Mooney 6,665 of the shares that had been previously withheld by us. In total, Mr. Mooney received 43,567 shares upon the vesting of these 66,668 shares of restricted stock.

On March 15, 2004, our board of directors granted to Mr. Mooney the right to receive an additional 50,000 shares of restricted stock under the NTL 2004 Stock Incentive Plan, subject to shareholder approval of the plan, which was received on May 6, 2004. 4,167 of these shares vested on each of April 15, 2004, July 15, 2004 and October 15, 2004, and 4,166 shares vested on January 18, 2005. The remaining shares vest in equal quarterly installments from April 15, 2005 until January 15, 2007.

(11)
As part of his employment agreement with us effective as of January 1, 2002, Mr. Gale was granted options to purchase 6,000 shares of our common stock of at an exercise price of $9.00 per share. One-fifth of these options vested on April 11, 2004 and one-fifth vest on each of April 11, 2005, 2006, 2007 and 2008. Mr. Gale was also granted options to purchase 6,000 shares of our common stock at an exercise price of $15.00 per share. One-fifth of these options vested on April 11, 2004 and one-fifth vest on each of April 11, 2005, 2006, 2007, and 2008. Mr. Gale was also granted options to purchase 6,500 shares of our common stock at $58.32 per share. One-fifth of these options vested on March 15, 2004 and one-fifth vest on each of March 15, 2005, 2006, 2007 and 2008. On March 15, 2004, Mr. Gale also was granted 11,500 shares of restricted stock, 2,300 of which vested on May 6, 2004, and 2,300 of which vest on each of May 6, 2005, 2006, 2007 and 2008.

As part of his employment agreement with us effective as of June 15, 2004, Mr. Hall was granted options to purchase 60,000 shares of our common stock at an exercise price of $59.10 per share. One-third of Mr. Hall's options vest on each of June 15, 2005, 2006 and 2007.

As part of his employment agreement with us effective as of March 3, 2003, Mr. Kalika was granted options to purchase 75,000 shares of our common stock at an exercise price of $15.00 per share. One-third of Mr. Kalika's options vested on April 11, 2004 and one-third vest on each of April 11, 2005 and 2006. Mr. Kalika's employment agreement expires on June 30, 2005 and will not be renewed. On March 11, 2005, the compensation committee accelerated the vesting of 12,500 of the 25,000 options scheduled to vest on April 11, 2006 to June 30, 2005.

As part of his employment agreement with us effective as of September 20, 2004, Mr. Kerrest was granted options to purchase 200,000 shares of our common stock at an exercise price of $60.27 per share. One-fifth of Mr. Kerrest's options vest on each of September 20, 2005, 2006, 2007, 2008 and 2009.

As part of his employment agreement with us, effective as of March 4, 2003, Mr. Martin was granted options to purchase 20,000 shares of common stock at an exercise price of $15.00 per share. One-fifth of Mr. Martin's options vested on April 11, 2004 and one-fifth vest on each of April 11, 2005, 2006, 2007 and 2008. Mr. Martin's employment agreement expires on June 30, 2005 and will not be renewed. Those of Mr. Martin's options that vest on April 2006 will vest instead on June 30, 2005.

As part of his employment agreement with us effective as of March 3, 2003, Mr. Schubert was granted options to purchase 175,000 shares of our common stock at an exercise price of $15.00 per share. One-third of these options vested on April 11, 2004 and one-third vest on each of April 11, 2005 and 2006. Mr. Schubert was also granted additional options to purchase 25,000 shares of our common stock at an exercise price of $15.00 per share. One-third of these options vested on April 11, 2004, and the remaining two-thirds vested on December 31, 2004. Mr. Schubert's employment agreement expires on April 30, 2005 and will not be renewed.

Options that are not yet vested as of the end of a party's period of employment with us will lapse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC, and with each exchange on which our common stock trades, initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by the SEC's regulations to furnish us with a copy of all Section 16(a) forms and reports they file.

        To our knowledge, based solely on a review of reports furnished to us and written representations that no other reports were required during this financial year ended December 31, 2004, our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them except in the following instance:

        A Form 4 was not timely filed for Mr. Martin. This report was related to the exercise by Mr. Martin of stock options for 4,000 shares of our common stock. This report was filed on May 27, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have entered into several transactions with related parties as described below. The agreements described in this section contain the full legal text of the matters discussed in this section. We have filed copies of these agreements with the SEC.

Refinancing Transactions

        In November 2003, we effected an approximately $1.4 billion rights offering in which we distributed to each of our stockholders proportionate rights to purchase shares of our common stock. The rights were transferable, subject to various exceptions. The proceeds from the rights offering were used in part to prepay in full an outstanding principal amount of approximately $599.7 million under our 19% Senior Secured Notes due 2010 and to repay in full a working capital facility with an outstanding principal amount of approximately $616.2 million.

        In connection with our rights offering, on September 26, 2003, we entered into two separate participating purchaser agreements with each of W.R. Huff Asset Management Co., L.L.C., on behalf of certain of its affiliates and managed accounts, and Franklin Mutual Advisers LLC, as agent and investment advisor for certain funds. Each participating purchaser held shares of our common stock or was the general partner or investment manager of managed funds and third party accounts that directly held shares of our common stock.

        Pursuant to these agreements, W.R. Huff Asset Management Co., L.L.C., on behalf of managed accounts and affiliates, and Franklin Mutual Advisers LLC, on behalf of funds for which it acts as an agent or investment advisor, each agreed in advance of the rights offering to exercise the basic subscription privilege for all of the rights distributed to their respective managed accounts, affiliates and funds in the rights offering. The rights offering prospectus indicated to our stockholders that these parties had made advance commitments. Other stockholders did not have to commit to exercise their subscription privileges in advance.

        W.R. Huff Asset Management Co., L.L.C., on behalf of managed accounts and affiliates, purchased 4,582,594 shares of our common stock for $40.00 and Franklin Mutual Advisers LLC, on behalf of funds for which it acts as an agent or investment advisor, purchased 2,974,908 shares of our common stock for $40.00 per share. This was the same price offered to all recipients of rights in the offering. W.R. Huff Asset Management Co., L.L.C., on behalf of managed accounts and affiliates, also purchased approximately 25,000 shares of our common stock for $40.00 per share pursuant to the over-subscription privilege available to all rights holders in the offering. Franklin Mutual Advisers LLC, on behalf of funds for which it acts as an agent or investment advisor, also purchased 35,752 shares of our common stock for $40.00 per share pursuant to the over-subscription privilege available to all rights holders in the offering.

        The shares of our common stock that each participating purchaser received upon the exercise of the rights that the participating purchaser had committed to exercise constituted restricted stock for the purposes of the Securities Act of 1933. Accordingly, we entered into a registration rights agreement with each participating purchaser. We filed a registration statement on February 13, 2004 to fulfill our obligations under these agreements.

        We completed a transaction on April 13, 2004 in which our indirect wholly owned subsidiary, NTL Cable PLC, issued £375 million aggregate principal amount of 9.75% senior notes due 2014, $425 million aggregate principal amount of 8.75% senior notes due 2014, €225 million aggregate principal amount of 8.75% senior notes due 2014 and $100 million aggregate principal amount of floating rate senior notes due 2012. Some of our significant stockholders were holders of the 10% senior sterling notes due 2008 and 9 1/8% senior notes due 2008 of Diamond Holdings Limited and of the 11.2% discount debentures due 2007 of NTL (Triangle) LLC, which were redeemed on May 13, 2004 in connection with the transaction. Some of these stockholders, including managed accounts and affiliates of W.R. Huff Asset Management Co., L.L.C., acquired a substantial quantity of the notes issued in the transaction. On behalf of managed accounts and affiliates, W.R. Huff Asset Management Co., L.L.C. is a significant participant in the market for non-investment grade debt securities.

        Pursuant to the participating purchaser agreements, and in consideration for their advance commitments in the rights offering, managed accounts and affiliates for which W.R. Huff Asset Management Co., L.L.C. acts as an investment adviser were paid fees totaling $5.3 million on March 24, 2004 and funds for which Franklin Mutual Advisers LLC acts as an agent or investment adviser were paid fees totaling $3.1 million on November 24, 2003 and $0.3 million on March 17, 2004. In consideration for financial and business services, subject to the successful completion of the refinancing, a related entity of W.R. Huff Asset Management Co., L.L.C. was paid $7.5 million on April 27, 2004.

        In May 2004, our board granted to each of Eric Koza and Karim Samii, who were then each employees of W.R. Huff Asset Management Co., L.L.C. or its affiliates, the right to receive 20,000 restricted shares of our common stock under the 2003 Stock Option Plan. The restricted stock award was made in consideration of financial and business services provided to us by Messrs. Koza and Samii. Mr. Samii is no longer an employee of W. R. Huff Asset Management Co., L.L.C. or its affiliates. Shares authorized under the 2003 Stock Option Plan, including those granted to Messrs. Koza and Samii, were registered under a registration statement on Form S-8 that we filed with the SEC on May 6, 2004.

Chapter 11 Reorganization

        At the time of our emergence from Chapter 11 reorganization, we issued shares of our common stock and Series A warrants to various former creditors and stockholders of the entity then known as NTL Europe, Inc., or NTL Europe, and some of its then subsidiaries, including us. Our principal stockholders were creditors or stockholders of NTL Europe and, accordingly, received a significant amount of their present equity interest in us from that issuance. See "Principal Stockholders." We refer to the plan of reorganization as the Plan.

Registration Rights Agreements

        At the time of our emergence from Chapter 11 reorganization, we granted various registration rights to some of the persons who were then our stockholders and warrantholders. In connection with the rights offering, we granted various registration rights to the participating purchasers as described above, and to affiliates of Oaktree Capital Management, LLC.

Relationship with NTL Europe

        At the time of the completion of the Plan, we had entered into several agreements with NTL Europe, now known as PTV, Inc., or PTV, including a Tax Sharing Agreement. On March 17, 2005, we entered into a Settlement Agreement with PTV. Under this Settlement Agreement, we and PTV canceled most of our agreements that were entered into at the time of the Plan and released each other from any obligations and potential claims or liabilities under the canceled agreements. However, the Tax Sharing Agreement was not canceled by this Settlement Agreement.

Tax Sharing Agreement

        Until consummation of the Plan, we were a part of a federal consolidated income tax group having NTL Europe as the common parent corporation. Under the Plan, we separated from the NTL Europe consolidated group, becoming a separate federal consolidated tax group. We entered into a Tax Sharing Agreement which allocates rights and responsibilities for tax matters between us and NTL Europe and its affiliates.

        In general, we have control over, and are responsible for, the preparation and filing of our own tax returns and also any joint tax returns that include us and the NTL Europe companies.

        For 2002 and the portion of 2003 during which we were included in a joint tax return with NTL Europe, we would be liable for any tax liability attributable to us and NTL Europe would be liable for any tax liability attributable to NTL Europe and its affiliates. We have the exclusive right to determine the portion of tax liability attributable to us and NTL Europe on any reasonable basis. Any refunds of taxes paid with respect to joint returns will also be reasonably apportioned between us and NTL Europe on a similar basis.

        NTL Europe's U.K. affiliates are required, as we may direct, to surrender group relief up to the maximum permitted by law to some of our U.K. affiliates for tax periods before, or that include, the date of the completion of the Plan as we may direct. This group relief allows our U.K. affiliates to use deductions from NTL Europe's U.K. affiliates to reduce foreign taxable income. We also have the ability to cause NTL Europe's U.K. affiliates to amend any claims for the surrender of group relief in order to give effect to such surrender.

        We have the exclusive right to control, contest and represent our interests and NTL Europe's interest in any audit relating to a joint tax return. We also have the right to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with any joint return if the matter involved could affect us. However, NTL Europe has the exclusive authority to handle audits that relate solely to NTL Europe or its affiliates to the extent the asserted liability or matter either:

  •
  is with respect to tax issues for which NTL Europe escrowed amounts pursuant to this tax sharing agreement and the amount at issue does not exceed any amounts escrowed by NTL Europe for these taxes or

  •
  could not otherwise create liability for us or our affiliates.

        We have an obligation to provide NTL Europe with information in order to keep NTL Europe informed and to permit NTL Europe an opportunity to participate in discussions with tax authorities regarding tax issues that involve NTL Europe or its affiliates. We have the right to reasonably apportion any of the costs associated with its responding to an audit, claim or asserted deficiency of NTL Europe.

        NTL Europe's ability to perform its continuing obligations under the Tax Sharing Agreement could be affected by a sale of some or all of its assets or by a change of control. Accordingly, NTL Europe is required to provide us with notice of any change of control of it or any of its affiliates. We and NTL Europe have customary rights and obligations to cooperate, exchange information, provide notice and resolve disputes with respect to tax matters.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 2006 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received by us at the address set forth on the first page of this proxy statement on or before December 10, 2005 to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Rules of the SEC set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

        Pursuant to the advance notice requirements set forth in Article II, Section 4 of our by-laws, we will consider notices of stockholder proposals to be brought before the 2006 annual meeting submitted outside the processes of Rule 14a-8 under the Exchange Act to be timely if we receive such notices not less than 75 days nor more than 90 days prior to the first anniversary of the 2005 annual meeting of stockholders. However, if the date of the 2006 annual meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the 2005 annual meeting, we will consider notices of stockholder proposals to be timely if we receive them not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made, whichever first occurs. You must be a stockholder of record on the date you give the notice and on the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

        The stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting:

  •
  a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

  •
  the name and record address of the stockholder proposing the business;

  •
  the class or series and number of shares of our capital stock which are owned beneficially of record by the stockholder;

  •
  a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business and any material interest of the stockholder in such business; and

  •
  a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

        The proposal or notice should be directed to the attention of the secretary, NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022.

        No business proposed by a stockholder will be conducted at the annual meeting except business brought before the meeting in accordance with the procedures set forth in Article II, Section 4 of our by-laws summarized above or under Rule 14a-8 under the Exchange Act. An officer of ours presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of Section 4, and if the officer so determines, the officer shall declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

FORM 10-K

        Our annual report on Form 10-K for the fiscal year ended December 31, 2004 is being mailed together with this proxy material. We will also mail without charge, upon written request, a copy of such annual report, including the financial statements, financial statement schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to:

Patricia Leahy
NTL Incorporated—Investor Relations
909 Third Avenue
Suite 2863
New York, New York 10022
United States
Tel: +1 610 667 5554
Fax: +1 270 569 2629

OTHER BUSINESS

        The board of directors is not aware of any other matters other than those set forth in this proxy statement that will be presented for action at the annual meeting and does not intend to bring any other matters before the annual meeting. However, if any other matters should properly come before the annual meeting, or at any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

By order of the board of directors,

James F. Mooney Chairman

New York, New York
April 5, 2005

APPENDIX A
CHARTER OF THE NOMINATING SUB-COMMITTEE
OF THE BOARD OF DIRECTORS OF NTL INCORPORATED AS ADOPTED BY
THE BOARD OF DIRECTORS ON MARCH 11, 2005

I.
PURPOSE OF THE NOMINATING SUB-COMMITTEE

The purpose of the Nominating Sub-Committee shall be to recommend to the Board individuals qualified to serve as directors of the Company.

II.
COMPOSITION OF THE COMMITTEE

The Nominating Sub-Committee shall be comprised of all members of the Executive Committee who are "independent" as required by the Nasdaq Marketplace Rules. Such members shall serve on the Nominating Sub-Committee until they resign or are removed. The Chairperson of the Nominating Sub-Committee shall be the Chairperson of the Executive Committee unless such Chairperson is not "independent" in which case the Chairperson of the Nominating Sub-Committee shall be designated by a majority vote of the Nominating Sub-Committee.

III.
MEETINGS AND PROCEDURES OF THE NOMINATING SUB-COMMITTEE

The meetings and procedures of the Nominating Sub-Committee shall be the same as determined by the Executive Committee for meetings of the Executive Committee.

IV.
DUTIES OF THE NOMINATING SUB-COMMITTEE

1.
The Nominating Sub-Committee shall establish procedures by which it actively recruits individuals qualified to become Board members and considers candidates to fill Board positions, including evaluating the suitability of potential director nominees proposed by directors, management or stockholders.

2.
The Nominating Sub-Committee shall recommend to the Board the director nominees for election by the stockholders and select persons to fill Board vacancies, as the case may be, pursuant to the By-laws of the Company, which recommendations shall be consistent with the Board's criteria for selecting new directors and any independence requirements imposed by law, regulation or Nasdaq Marketplace Rules.

3.
The Nominating Sub-Committee shall review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including, but not limited to, an employment change, and recommend whether the director should be re-nominated.

A-1

APPENDIX B
NTL GROUP 2005 BONUS SCHEME

1.
BACKGROUND

        The 2004 Scheme introduced a simplified structure which focused on the generation of additional cash flow.

        In 2005 we intend to adopt similar principles, though it should be noted that we have moved to a fully annualised scheme with no half year payment.

        The Structure of the scheme incentivises associates in the two sales channels, Consumer and Business (including Wholesale Services) to maximise revenue whilst continuing to focus all associates on minimising operating expenses and maximising return on capital investment.

        The scheme also underlines the ethos of one company working overall to achieve targets.

2.
SUMMARY OF SCHEME RULES

        The main features of the 2005 Scheme can be summarised as follows:

  •
  Scheme continues to be split into different levels

  •
  Associate scheme payment has an expected range of 0% to 6%

  •
  Senior Management scheme payment has an expected range of 0% to 30%

  •
  Four executive level schemes with payment in expected ranges of 0 to 60%, 0 to 100%, 0 to 150% and 0 to 200%

  •
  Executive level schemes, 0 to 100%, 0 to 150% and 0 to 200% make a payment half in cash and half in restricted stock. The stock element being deferred for a year therefore providing a retention incentive.

  •
  Full year scheme with cap at 200% threshold

  •
  100% threshold represents "on-target" bonus payment of 3% for associates, 15% for senior managers.

  •
  % payments rise on a linear basis between thresholds.

  •
  Each business area must pass a qualifying gate before being eligible for a bonus.

  •
  For each business area that passes its qualifying gate the bonus will be measured against the same single target; Group Cash Flow, representing operating income before depreciation, amortization and other charges, referred to as OCF, less Fixed Asset Additions.

3.
PERFORMANCE TARGETS

a)
Qualifying Gates

        Each business area will have its own gate ("the Qualifying Gate") which must be met or exceeded in order to qualify for a bonus payment. The Qualifying Gates will be set as follows:

  •
  Consumer: 95% of budgeted profit, representing gross margin less operating expense specific to the Consumer sales activities

  •
  Business: 95% of budgeted profit, representing gross margin less operating expense specific to the Business Sales activities

  •
  Wholesale Services: 95% of budgeted profit, representing gross margin less operating expense specific to the Wholesale Services sales activities

B-1

  •
  Virgin: 95% of budgeted OCF

  •
  All other areas—COBI/Networks/IT/Central Support: 105% of operating costs (net of any intercompany revenue)

  b)
  Targets

        Bonus payments for all areas meeting or exceeding the Qualifying Gates will be measured against Group Cash Flow targets as follows:

  •
  0% Threshold (i.e. start point for bonus measurement) for achievement of 95% of budgeted Group Cash Flow.

  •
  100% Threshold payment for achievement of budgeted Group Cash Flow.

  •
  200% Threshold payments (maximum level) for achievement of Group Cash Flow of £100 million (net of additional bonus cost) in excess of budget.

4.
PAYMENT

        Bonus payments under the scheme shall be paid no later than March 2006.

5.
COST OF SCHEME

        The full year cost of the bonus payments at 100% threshold level, equivalent to achievement in line with budget is estimated to be approximately £15 million.

6.
BONUS CALCULATIONS

        Calculations of performance against Qualifying Gates and of Group Cash Flow for the purposes of determining the percentage bonus payable will be made by the Chief Executive Officer and Chief Financial Officer after taking into account all adjustment to externally reported results that are believed to be fair and reasonable.

7.
VARIATIONS TO SCHEME RULES

        The rules of the ntl Group 2005 Bonus Scheme may be varied at any time by agreement of the compensation committee and payments made under the scheme will be subject to approval by that committee.

B-2

PROXY

NTL INCORPORATED
909 Third Avenue, Suite 2863, New York, New York 10022

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Jacques Kerrest and Bryan H. Hall, and each of them, with full power of substitution, proxies to represent the undersigned at the annual meeting of stockholders of NTL Incorporated (the "Company") to be held at 9.15 a.m., local time, on Thursday, May 19, 2005, at the Four Seasons Hotel, New York, located at 57 East 57th Street, New York, New York 10022, and at any adjournment or postponement of the meeting to vote all of the shares of stock which the undersigned would be entitled to vote, with all the powers the undersigned would possess if personally present.

        THE PROXY HOLDERS WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THIS CARD. UNLESS A CONTRARY DIRECTION IS INDICATED, THE PROXY HOLDERS WILL VOTE SUCH SHARES "FOR" ALL NOMINEES FOR DIRECTOR IN PROPOSAL 1 BELOW AND "FOR" EACH OF PROPOSALS 2 AND 3 SET FORTH ON THE REVERSE SIDE OF THIS CARD. IF ANY FURTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, IT IS THE INTENTION OF THE PROXY HOLDERS TO VOTE SUCH PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS.

	FOR ALL NOMINEES	VOTE WITHHELD FROM ALL NOMINEES
1. ELECTION OF DIRECTORS: James F. Mooney	☐	☐
William R. Huff
George R. Zoffinger
(To withhold your vote for any individual nominee, strike a line through that nominee's name in the list above)

(Continued, and to be marked, dated and signed as your name appears on this card, on the reverse side)

PROXY

Please mark your vote like this	☒
	FOR	AGAINST	ABSTAIN
2. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3. ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL GROUP 2005 BONUS SCHEME.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
4. ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL LONG TERM INCENTIVE PLAN.	☐	☐	☐
In the discretion of persons named on the other side, to act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Signature ____________________________ Signature ____________________________ Date __________________

NOTE: Please sign exactly as your name appears on this card. In case of joint owners, each owner must sign. If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, please provide the following information.
Name: ________________________ Capacity ________________________

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TABLE OF CONTENTS
PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL GROUP 2005 BONUS SCHEME
PROPOSAL 4 ADOPTION OF SHARE ISSUANCE FEATURE OF THE NTL LONG TERM INCENTIVE PLAN
COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE(1)
STOCK PERFORMANCE GRAPH
PRINCIPAL STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
FORM 10-K
OTHER BUSINESS
APPENDIX A CHARTER OF THE NOMINATING SUB-COMMITTEE OF THE BOARD OF DIRECTORS OF NTL INCORPORATED AS ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 11, 2005
APPENDIX B NTL GROUP 2005 BONUS SCHEME